                                                 Filed Pursuant To Rule 424 b(5)
                                                      Registration No. 333-80109

                                                                    KEYCORP LOGO

PROSPECTUS SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
SEPTEMBER 30, 1999 AND PROSPECTUS DATED SEPTEMBER 20, 1999
                                  $94,350,000

                       KEYCORP STUDENT LOAN TRUST 1999-B

                       KEY BANK USA, NATIONAL ASSOCIATION
                           Seller and Master Servicer
              $30,000,000 FLOATING RATE ASSET-BACKED CLASS M NOTES
              $64,350,000 FLOATING RATE ASSET-BACKED CERTIFICATES
                            ------------------------

SECURITIES OFFERED

     - class M notes and certificates listed in the table below

ASSETS

     - student loans

     - certain student loans guaranteed by federal or private guarantors

CREDIT ENHANCEMENT

     - class M notes

          - subordination of certificates

          - reserve account
     - certificates

          - reserve account

You should carefully consider the risk factors beginning on page S-10 of the prospectus supplement dated September 30, 1999 and page 6 of the prospectus.
The securities are obligations only of the trust and are payable solely from the student loans and other assets of the trust. The initial principal balance of the student loans will be less than the initial principal balance of the securities. The securities are not guaranteed by any person. The securities are not bank deposits.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus supplement and prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                      ORIGINAL PRINCIPAL                                   FINAL MATURITY
                                            AMOUNT         INTEREST RATE (PER ANNUM) (1)        DATE
                                      ------------------   -----------------------------   --------------
Class M Notes.......................     $30,000,000       three month LIBOR plus 0.51%      August 2029
Certificates........................     $64,350,000       three month LIBOR plus 0.72%    November 2036
Total...............................     $94,350,000

---------------

(1) Subject to an interest rate cap.

This prospectus supplement may also be used by the underwriters in connection with offers and sales relating to market making transactions in the class M notes and the certificates. Such sales will be made at prices relating to prevailing market prices at the time of sale.

CREDIT SUISSE FIRST BOSTON  MCDONALD INVESTMENTS
                                                       A KEYCORP COMPANY

                   Prospectus Supplement dated March 17, 2000

              YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

              We provide information to you about the securities in three separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, (2) the prospectus supplement dated September 30, 1999, which describes the specific terms of your securities, and (3) this prospectus supplement, which further describes the specific terms of your securities and updates the prospectus supplement dated September 30, 1999.

              UNTIL JUNE 22, 2000 ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

              We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus supplement and prospectus as of any date other than the dates stated on their respective covers.

                                TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT DATED MARCH 21, 2000


Summary of Terms ........................................................... S-2
Formation of the Trust ..................................................... S-5
The Master Servicer and the Sub-Servicers .................................. S-6
The Financed Student Loan Pool ............................................. S-7
Description of the Securities ............................................. S-29
Description of the Transfer And Servicing
         Agreements ....................................................... S-32
Underwriting .............................................................. S-35

                 PROSPECTUS SUPPLEMENT DATED SEPTEMBER 30, 1999

Summary of Terms ........................................................... S-3
Risk Factors .............................................................. S-10
Formation of the Trust .................................................... S-20
Use of Proceeds ........................................................... S-22
The Master Servicer and the Sub-Servicers ................................. S-23
The Financed Student Loan Pool ............................................ S-25
Description of the Securities ............................................. S-66
Description of the Transfer and Servicing
     Agreements ........................................................... S-76
Income Tax Consequences .................................................. S-100
ERISA Considerations ..................................................... S-100
Underwriting ............................................................. S-102
Experts .................................................................. S-104
Legal Matters ............................................................ S-104
Index of Principal Terms ................................................. S-105
Appendix I Report of Independent Auditors .................................. A-1

                                   PROSPECTUS

RISK FACTORS ................................................................. 6
INCORPORATION OF CERTAIN
   DOCUMENTS BY REFERENCE ................................................... 13
FORMATION OF THE TRUSTS ..................................................... 13
USE OF PROCEEDS ............................................................. 15
THE SELLER, THE ADMINISTRATOR, THE
     MASTER SERVICER AND THE
     SUB-SERVICERS .......................................................... 15
THE STUDENT LOAN POOLS ...................................................... 18
THE STUDENT LOAN FINANCING
     BUSINESS ............................................................... 19
WEIGHTED AVERAGE LIVES OF THE
     SECURITIES ............................................................. 47
POOL FACTORS AND TRADING
     INFORMATION ............................................................ 50
DESCRIPTION OF THE NOTES .................................................... 50
DESCRIPTION OF THE CERTIFICATES ............................................. 59
CERTAIN INFORMATION REGARDING
     THE SECURITIES.......................................................... 60
DESCRIPTION OF THE TRANSFER AND
     SERVICING AGREEMENTS ................................................... 68
CERTAIN LEGAL ASPECTS OF THE
     STUDENT LOANS .......................................................... 87
INCOME TAX CONSEQUENCES ..................................................... 94
FEDERAL TAX CONSEQUENCES FOR
     TRUSTS FOR WHICH A PARTNERSHIP
     ELECTION IS MADE ....................................................... 95
FEDERAL TAX CONSEQUENCES FOR
     TRUSTS IN WHICH ALL
     CERTIFICATES ARE RETAINED BY
     THE SELLER ............................................................ 105
PENNSYLVANIA STATE TAX
     CONSEQUENCES .......................................................... 105
ERISA CONSIDERATIONS ....................................................... 106
PLAN OF DISTRIBUTION ....................................................... 109
LEGAL MATTERS .............................................................. 110
INDEX OF PRINCIPAL TERMS ................................................... 111

                                SUMMARY OF TERMS

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we recommend that you carefully read this entire prospectus supplement and the accompanying prospectus supplement and prospectus.


                         DESCRIPTION OF THE SECURITIES

The class M notes were originally issued with an interest rate of three month LIBOR plus 0.70% and the certificates were originally issued with an interest rate of three month LIBOR plus 0.90%. The class M notes and $64,350,000 of the certificates were originally purchased by KeyBank National Association. The class M notes are now being remarketed with an interest rate of three month LIBOR plus 0.51% and $64,350,000 of the certificates are now being remarketed with an interest rate of three month LIBOR plus 0.72%. A class M interest-only strip and a certificate interest-only strip were created and will be retained by KeyBank National Association.

PRIORITY OF PAYMENTS

On each distribution date, the indenture trustee will make the following distributions and deposits to the extent of available funds in the order indicated:

1.  to the master servicer, certain fees;

2.  to the administrator, certain fees;

3. to the holders of the class A-1 and class A-2 notes, interest on a pro rata basis, subject to the maximum rate;

4. pro rata to the holders of the class M notes and the holder of the class M strip, interest, subject to the maximum rate;

5. pro rata to the holders of the certificates and the holder of the certificate strip, interest, subject to the maximum rate;

6. to the reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;

7.  to the holders of the notes, principal as follows:
    (a) first to the class A-1 notes until paid in full; and then
    (b) to the class A-2 notes until paid in full;

8. following the date on which the class A-2 notes have been paid in full, to the holders of the class M notes, principal until paid in full;

9. following the date on which the notes have been paid in full, to the holders of the certificates, principal;

10. to the holders of the class A-1 and class A-2 notes, interest due in excess of the maximum rate, if any, on a pro rata basis, to the extent not paid by the cap provider;

11. pro rata to the holders of the class M notes and the holder of the class M strip, interest due in excess of the maximum rate, if any, to the extent not paid by the cap provider;

12. pro rata to the holders of the certificates and the holder of the certificate strip, interest due in excess of the maximum rate, if any, to the extent not paid by the cap provider;

13. to the cap provider, an amount sufficient to reimburse the cap provider for previous payments under the interest rate cap; and

14. to the seller, any remaining amounts.

If the interest rate on any class of securities for any interest period is capped at the maximum rate, the cap provider will be obligated to pay until the termination of the cap agreement the difference between interest that would have been due without giving effect to the maximum rate and interest due at the maximum rate.

TRUST PROPERTY

THE STUDENT LOANS
The student loans consist of certain graduate and undergraduate student loans. The student loans originally consisted primarily of four separate pools--initial pool 1, initial pool 2, subsequent pool 1 and subsequent pool 2. The initial pool student loans were sold to the trust on the closing date and the subsequent pool student loans were sold to the trust on November 3, 1999. The initial pool student loans and the subsequent pool student loans, together with other subsequent student loans sold to the trust since the closing date, now form a single pool of student loans.

THE POOL
The pool of student loans have the characteristics set forth below as of December 31, 1999. Unless otherwise specified, percentages are of the pool principal balance (including certain interest accrued to be capitalized).

Aggregate Characteristics
     -   Aggregate principal
         amount:.........................$911,747,140.06
     -   Weighted average annual percentage
         rate:.....................................7.75%
     -   Weighted average original
         term:...............................217.68 mths
     -   Weighted average remaining
         term: ..............................187.97 mths

Guarantees
     -   Percent reinsured by the
         Department of Education..................52.68%
     -   Percent not reinsured by the
         Department of Education..................47.32%

     -   Percent guaranteed by federal
         guarantors...............................52.68%
         -    Percent guaranteed by the
              Pennsylvania Higher
              Education Assistance
              Agency..............................19.03%
         -    Percent guaranteed by
              American Student
              Assistance..........................16.42%
         -    Percent guaranteed by
              Nebraska Student Loan
              Program.............................13.55%
         -    Percent guaranteed by
              California Student Aid
              Commission...........................3.14%
         -    Percent guaranteed by
              United Student Aid Funds,
              Inc..................................0.36%
         -    Percent guaranteed by New
              York State Higher
              Education Services
              Corporation..........................0.08%
         -    Percent guaranteed by
              Educational Credit
              Management Corporation...............0.06%
         -    Percent guaranteed by
              Great Lakes Higher
              Education Guaranty
              Corporation..........................0.04%

     -   Percent guaranteed by private
         guarantors...............................26.43%
         -    Percent guaranteed by The
              Educational Resources
              Institute, Inc......................22.63%
         -    Percent guaranteed by
              HEMAR Insurance
              Corporation..........................3.80%

     -   Percent not guaranteed by any party
         or reinsured by the Department of
         Education................................20.89%

PRE-FUNDING ACCOUNT
On November 3, 1999, the trust used $176,735,575 of the money on deposit in the pre-funding account to purchase subsequent pool 1 student loans and subsequent pool 2 student loans. Prior to December 31, 1999, the trust used $6,236,922 of the money on deposit in the pre-funding account to purchase other subsequent student loans. As of December 31, 1999, $52,230,028 remains in the pre-funding account. The trust expects to use that amount on or prior to October 31, 2001, to purchase consolidation loans and serial loans, to pay capitalized interest on the pool of student loans and to pay advances for certain fees related to the student loans.

ADDITIONAL INFORMATION
For additional information regarding the activities of the trust through January 31, 2000, we refer you to the Servicer Report attached as Annex A.

                             FORMATION OF THE TRUST

         The "FORMATION OF THE TRUST" section in the Prospectus Supplement dated September 30, 1999 is modified to the extent set forth below:

         The third paragraph of the subsection labeled "--THE TRUST" on pages S-20 and S-21 is modified to read as follows:

         The Trust was initially capitalized with equity of approximately $65,000,000, excluding amounts deposited in the Reserve Account in the name of the Indenture Trustee by the Seller on the Closing Date, the initial principal balance of the Floating Rate Asset Backed Certificates (the "Certificates"). Certificates with an original principal balance of $650,000 were sold to the Seller and the remaining Certificates were sold to KeyBank National Association and are being remarketed by this prospectus supplement. The equity of the Trust, together with the proceeds from the sale of the Notes, was used by the Eligible Lender Trustee to purchase on behalf of the Trust the Financed Student Loans from the Seller pursuant to the Sale and Servicing Agreement dated as of September 1, 1999 among the Trust, the Seller, the Administrator, the Master Servicer and the Eligible Lender Trustee (the "Sale and Servicing Agreement") and to fund an account to be maintained by the Indenture Trustee (the "Pre-Funding Account"). As of December 31, 1999, approximately $52,230,028 remains in the Pre-Funding Account.

         The second paragraph of the subsection labeled "--ELIGIBLE LENDER TRUSTEE" on page S-22 is modified to read as follows:

         The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a guarantee agreement or comparable arrangement with each of the Guarantors with respect to the Financed Student Loans that are guaranteed or insured (each a "Guarantee Agreement" and collectively, the "Guarantee Agreements"). The Eligible Lender Trustee qualifies as an eligible lender and owner of all Student Loans that are reinsured by the Department (the "Federal Loans") and all student loans that are not reinsured by the Department, whether or not guaranteed by a private guarantor (the "Private Loans") for all purposes under the Higher Education Act of 1965 (the "Higher Education Act") and the Guarantee Agreements. Failure of the Financed Federal Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments (as defined in the Prospectus) from any of California Student Aid Commission ("CSAC"), New York State Higher Education Services Corporation ("HESC"), United Student Aid Funds, Inc. ("USAF"), Pennsylvania Higher Education Assistance Agency ("PHEAA"), American Student Assistance ("ASA"), Nebraska Student Loan Program ("NSLP"), Great Lakes Higher Education Guaranty Corporation ("GLHEC"), or Educational Credit Management Corporation ("ECMC") (collectively, the "Federal Guarantors") and any Federal Assistance (as defined in the Prospectus) with respect to such Financed Federal Loans. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans" herein.

                    THE MASTER SERVICER AND THE SUB-SERVICERS

         The "THE MASTER SERVICER AND THE SUB-SERVICERS" section in the Prospectus Supplement dated September 30, 1999 is modified to the extent set forth below:

         The following paragraph is added after the existing paragraph on page S-23 under the subsection labeled "--KEY BANK USA, NATIONAL ASSOCIATION":

          As of December 31, 1999, KBUSA had total assets of approximately $5.892 billion, total liabilities of approximately $4.750 billion and approximately $1.142 billion in stockholder's equity. The principal executive offices of KBUSA are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300.

         The subsections labeled "--PHEAA" and "--GREAT LAKES" on pages S-23 and S-24 are modified to read as follows:

PHEAA

         PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making or guaranteeing loans. Its enabling legislation also authorizes PHEAA to undertake the origination and servicing of loans made by PHEAA and others. PHEAA's headquarters are located in Harrisburg, Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia. As of December 31, 1999 it had approximately 2,300 employees.

         PHEAA has been guaranteeing student loans since 1964 and has guaranteed a total of approximately $21.3 billion principal amount of Stafford Loans (as defined in the Prospectus) and approximately $2.3 billion principal amount of Parent Loans for Undergraduate Students ("PLUS Loans") and SLS Loans (as defined in the Prospectus) under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $15.3 million as of December 31, 1999.

         Pursuant to a Sub-Servicing Agreement with the Master Servicer, PHEAA has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. PHEAA is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         The above information relating to PHEAA has been obtained from PHEAA and neither KBUSA nor the Underwriters have conducted any independent verification of such information. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to holders of Notes and

Certificates (collectively, "Securityholders") upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

GREAT LAKES

         As of December 31, 1999, Great Lakes Educational Loan Services, Inc. ("Great Lakes") and its affiliates serviced 937,000 student and parental accounts with an outstanding balance of $7.1 billion for 1,200 lenders nationwide.

         Pursuant to a Sub-Servicing Agreement with the Master Servicer, Great Lakes has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. Great Lakes is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         The above information relating to Great Lakes has been obtained from Great Lakes and neither KBUSA nor the Underwriters have conducted any independent verification of such information. Great Lakes has agreed that it will provide a copy of its most recent audited financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Vice President and Chief Financial Officer.

                         THE FINANCED STUDENT LOAN POOL

         The following paragraphs are added after page S-49 to the section labeled "THE FINANCED STUDENT LOAN POOL" in the Prospectus Supplement dated September 30, 1999:

THE FINANCED STUDENT LOANS

         On the Closing Date, the Trust used $742,794,276 to purchase the Initial Financed Student Loans from the Seller. In addition, the Trust made deposits into certain accounts created by the Indenture, including a deposit to the Pre-Funding Account of $235,202,525. On November 3, 1999, the Trust used $176,735,575 of the money on deposit in the Pre-Funding Account to purchase the Subsequent Pool Student Loans from the Seller. Prior to December 31, 1999, the Trust used $6,236,922 of the money on deposit in the Pre-Funding Account to purchase Other Subsequent Student Loans. All of the Student Loans purchased by the Trust on or before December 31, 1999 are included in the pool described below.

         Set forth below in the following tables is a description of certain additional characteristics of the Financed Student Loans as of December 31, 1999. Unless otherwise specified, percentages are of the pool principal balances (including certain interest accrued to be capitalized). For additional information regarding the activities of the Trust through January 31, 2000, we refer you to the Servicer Report attached as Annex A.

                   COMPOSITION OF POOL AS OF DECEMBER 31, 1999

     KEYCORP STUDENT LOAN TRUST 1999-B
     ---------------------------------

     Aggregate Outstanding Balance(1)                           $911,747,140.06

     Number of Borrowers                                                 39,050

     Average Outstanding Balance Per Borrower                        $23,348.20

     Number of Loans                                                    105,688

     Average Outstanding Balance Per Loan                             $8,626.78

     Weighted Average Remaining Term to Maturity(2)               187.97 months

     Weighted Average Annual Borrower Interest Rate(3)                    7.75%

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment.

(2) Determined from December 31, 1999 to the stated maturity date of the applicable Financed Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(3) Determined using the borrower interest rates exclusive of Special Allowance Payments applicable to the Financed Student Loans as of December 31, 1999. However, because all the Financed Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the Financed Student Loans at any time after December 31, 1999. See "The Student Loan Financing Business" in the Prospectus. The weighted average spread, with respect to the Financed Student Loans, including Special Allowance Payments, to the 91-day Treasury Bill Rate or 52-week Treasury Bill Rate, as applicable, was 3.02% as of December 31, 1999 and would have been 3.05% if all of the Financed Student Loans were in repayment as of December 31, 1999.



                                  DISTRIBUTION OF POOL BY LOAN TYPE AS OF DECEMBER 31, 1999


                                                                             AGGREGATE
                                                                             OUTSTANDING          PERCENT OF
                                                            NUMBER OF         PRINCIPAL              POOL
         LOAN TYPE                                            LOANS          BALANCE (1)           BALANCE
         --------------------------------------------  -----------------  -------------------  --------------
         Stafford Subsidized Loans                             26,057       $183,204,178.21         20.09%
         Stafford Unsubsidized Loans                           23,426        218,303,127.91         23.94
         Federal Consolidation Loans                            2,843         78,793,877.99          8.64
         SLS Loans                                                  3             40,934.36          0.00
         ADEAL Loans                                            5,785         58,156,050.12          6.38
         Bar Examination Loans                                  2,416         16,031,624.46          1.76
         Business Loans                                           578          5,957,142.30          0.65
         Private Consolidation Loans                              556         17,093,148.57          1.87
         Dental Loans                                             354          5,503,528.98          0.60
         Graduate Loans                                         2,161         19,228,266.84          2.11
         Law Loans                                             15,808        150,045,255.86         16.46
         Medical Loans                                          2,369         32,928,480.09          3.61
         Residency Loans                                        3,261         27,075,029.98          2.97
         Key Alternative Loans                                 20,071         99,386,494.39         10.90

                  Total                                       105,688       $911,747,140.06        100.00%


(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $41,054,768.55 as of December 31, 1999.

          DISTRIBUTION OF POOL BY BORROWER INTEREST RATE AS OF DECEMBER 31, 1999


                                                  AGGREGATE
                                                 OUTSTANDING
                                   NUMBER OF      PRINCIPAL        PERCENT OF
               INTEREST RATE         LOANS        BALANCE (2)     POOL BALANCE
               ------------------- ----------- ----------------- --------------
               Less than 7.50%(1)    24,298     $218,919,155.16       24.01%
               7.50% to 7.99%        41,065      369,139,325.30       40.49
               8.00% to 8.49%        27,108      259,868,772.62       28.50
               8.50% to 8.99%        13,207       63,436,241.88        6.96
               9.00% and above           10          383,645.10        0.04

               Total                105,688     $911,747,140.06      100.00%

(1) Determined using the interest rates applicable to the Financed Student Loans as of December 31, 1999. However, because all the Financed Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Financed Student Loans at any time after December 31, 1999. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ 41,054,768.55 as of December 31, 1999.


                 DISTRIBUTION OF POOL BY OUTSTANDING PRINCIPAL BALANCE AS OF DECEMBER 31, 1999


                                                                                        PERCENT OF
                 OUTSTANDING PRINCIPAL        NUMBER OF LOANS    AGGREGATE OUTSTANDING     POOL
                 BALANCE                      (1)                PRINCIPAL BALANCE (2)   BALANCE
                 -------------------------- ------------------ ------------------------ ----------
                 Less than $1,000.00           7,145                $1,011,244.20          0.11%
                 $1,000 to $1,999.99           4,409                 6,538,660.05          0.72
                 $2,000 to $2,999.99           5,506                13,763,994.48          1.51
                 $3,000 to $3,999.99           5,573                19,463,178.99          2.13
                 $4,000 to $4,999.99           5,756                25,787,207.56          2.83
                 $5,000 to $5,999.99           6,539                35,975,716.67          3.95
                 $6,000 to $6,999.99           5,389                34,923,352.49          3.83
                 $7,000 to $7,999.99           6,033                45,633,624.29          5.01
                 $8,000 to $8,999.99          23,092               195,865,113.27         21.48
                 $9,000 to $9,999.99           6,349                60,094,543.73          6.59
                 $10,000 to $10,999.99         6,536                69,230,208.15          7.59
                 $11,000 to $11,999.99         6,124                70,396,410.15          7.72
                 $12,000 to $12,999.99         4,886                60,509,630.95          6.64
                 $13,000 to $13,999.99         1,947                26,095,704.33          2.86
                 $14,000 to $14,999.99         1,125                16,246,951.22          1.78
                 $15,000 to $15,999.99           826                12,769,784.81          1.40
                 $16,000 to $16,999.99           823                13,556,616.77          1.49
                 $17,000 to $17,999.99           764                13,377,332.11          1.47
                 $18,000 to $18,999.99           716                13,279,786.26          1.46
                 $19,000 to $19,999.99           650                12,665,571.86          1.39
                 $20,000 to $20,999.99           590                12,098,010.18          1.33
                 $21,000 to $21,999.99           500                10,753,417.76          1.18
                 $22,000 to $22,999.99           363                 8,172,955.79          0.90
                 $23,000 to $23,999.99           339                 7,945,713.42          0.87
                 $24,000 to $24,999.99           297                 7,280,017.36          0.80
                 $25,000 to $25,999.99           485                12,354,821.94          1.36
                 $26,000 to $26,999.99           241                 6,383,465.16          0.70
                 $27,000 to $27,999.99           229                 6,301,508.57          0.69
                 $28,000 to $28,999.99           223                 6,338,984.38          0.70
                 $29,000 to $29,999.99           170                 5,012,687.98          0.55
                 $30,000 and above             2,063                81,920,925.18          8.99

                      Total                  105,688              $911,747,140.06        100.00%



(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $23,348.20, with respect to the Financed Student Loans, as of December 31, 1999.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $41,054,768.55 as of December 31, 1999.


                       DISTRIBUTION OF POOL BY REMAINING TERM TO SCHEDULED MATURITY AS
                                             OF DECEMBER 31, 1999


                   MONTHS TO                                    AGGREGATE          PERCENT OF
                   SCHEDULED              NUMBER OF            OUTSTANDING            POOL
                   MATURITY                 LOANS          PRINCIPAL BALANCE(2)     BALANCE
                   ------------------ ----------------- ------------------------ ------------
                   24 and below(1)           4,786             $ 103,177.76           0.01%
                   25 to 48                    251               523,994.30           0.06
                   49 to 60                    179               650,540.64           0.07
                   61 to 72                    206               682,959.13           0.07
                   73 to 84                    597             2,361,519.71           0.26
                   85 to 96                  3,216            15,679,753.48           1.72
                   97 to 108                 7,012            38,875,198.93           4.26
                   109 to 120               35,161           282,391,405.82          30.97
                   121 to 180               19,608           164,966,680.00          18.09
                   181 to 240                4,691            50,205,526.18           5.51
                   241 and above            29,981           355,306,384.11          38.97

                        Total              105,688          $911,747,140.06         100.00%


(1) Determined from December 31, 1999 to the stated maturity date of the applicable Financed Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $41,054,768.55 as of December 31, 1999.


                 DISTRIBUTION OF POOL BY BORROWER PAYMENT STATUS AS OF DECEMBER 31, 1999


                                                                AGGREGATE          PERCENT OF
                                              NUMBER OF        OUTSTANDING            POOL
               PAYMENT STATUS                  LOANS        PRINCIPAL BALANCE (2)   BALANCE
               ----------------------------- ------------ ------------------------ ----------
               In School(1)                     4,758         $ 37,731,216.95         4.14%
               Grace                           23,475          216,781,220.31        23.78
               Deferral                        10,647          111,562,271.86        12.24
               Forbearance                     10,772          102,194,253.04        11.21
               Repayment
                   First year in repayment     40,123          345,377,700.54        37.88
                   Second year in repayment     9,773           62,797,154.39         6.89
                   More than two years
                     in repayment               6,140           35,303,322.97         3.87

                        Total                 105,688         $911,747,140.06       100.00%


(1) Refers to the status of the borrower of each Financed Student Loan as of December 31, 1999: such borrower may still be attending an undergraduate institution or a graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $41,054,768.55 as of December 31, 1999.

           POOL SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN STATUS
                    BY CURRENT BORROWER PAYMENT STATUS AS OF
                              DECEMBER 31, 1999(1)


PAYMENT STATUS     IN-SCHOOL     GRACE    DEFERRAL   FORBEARANCE     REPAYMENT
----------------- ------------ --------- ---------- -------------- -------------
In-School            14.54       6.95        --          --            149.40
Grace                  --        5.14        --          --            239.29
Deferral               --         --       11.14         --            192.04
Forbearance            --         --         --         5.91           158.27
Repayment              --         --         --          --            163.47

     Total           14.54       5.41      11.14        5.91           183.83

(1) Determined without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future.


                    POOL GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING MORE THAN 4%
                        OF THE AGGREGATE POOL BALANCE AS OF DECEMBER 31, 1999 (1)


                                                            AGGREGATE
                                              NUMBER       OUTSTANDING       PERCENT OF POOL
                                             OF LOANS  PRINCIPAL BALANCE(2)      BALANCE
                                            ---------- --------------------- ---------------
                    New York                  20,068     $173,126,631.72          18.99%
                    California                13,563      121,773,129.80          13.36
                    Massachusetts              5,198       45,820,482.03           5.03
                    Florida                    4,551       43,204,509.37           4.74
                    New Jersey                 4,494       42,564,012.16           4.67
                    Ohio                       5,803       42,015,738.93           4.61
                    Pennsylvania               4,593       39,910,257.65           4.38
                    Illinois                   4,136       39,547,073.42           4.34
                    Virginia                   4,123       37,202,383.02           4.08
                    All Other States (3)      39,159      326,582,921.96          35.80

                         Total               105,688     $911,747,140.06         100.00%


(1) Based on the permanent billing addresses of the borrowers of the Financed Student Loans shown on the Master Servicer's or a Sub-Servicer's records as of December 31, 1999.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon of $41,054,768.55 as of December 31, 1999 to be capitalized upon commencement of repayment.

(3) Includes all other states, none of which exceeds 4% of the Pool Balance.



                     DISTRIBUTION OF POOL BY LOAN REPAYMENT TERM AS OF DECEMBER 31, 1999


                                                             AGGREGATE
                                                            OUTSTANDING
                      LOAN                      NUMBER        PRINCIPAL       PERCENT OF
                      REPAYMENT TERMS          OF LOANS       BALANCE(1)     POOL BALANCE
                      ---------------------- ------------ ------------------ ------------
                      Level Payment              61,541     $458,379,083.22      50.27%
                      Income Sensitive                6           59,706.01       0.01
                      Interest Only(2)                0                0.00       0.00
                      Graduated Payment(3)        5,634       77,012,449.37       8.45
                      Other(4)                   38,507      376,295,901.46      41.27

                           Total                105,688     $911,747,140.06     100.00%


(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $41,054,768.55 as of December 31, 1999.

(2) Student Loans with interest only repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and thereafter to make level payments (made up of both principal and interest) which will amortize the then outstanding principal balance of the loan over the then remaining term.

(3) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

(4) Loan not yet in repayment status, but to enter repayment status upon receipt of a repayment schedule.


                     DISTRIBUTION OF POOL BY DATE OF DISBURSEMENT AS OF DECEMBER 31, 1999


                                                                            AGGREGATE
                                                                            OUTSTANDING      PERCENT OF
                                                             NUMBER OF       PRINCIPAL         POOL
                 DATE OF DISBURSEMENT(1)                       LOANS         BALANCE(2)       BALANCE
                 ---------------------------------------- -------------- ------------------ ------------
                 Pre October 1, 1993                              744      $ 4,830,789.58       0.53%
                 October 1, 1993 to September 30, 1998         92,369      750,304,950.03      82.29
                 October 1, 1998 to Present                    12,575      156,611,400.45      17.18

                 Total                                        105,688     $911,747,140.06     100.00%


(1) Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantor Payments. Federal Loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 95% of the Guarantee Payments. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs" and "--Insurance of Student Loans; Guarantors of Student Loans" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $41,054,768.55 as of December 31, 1999.


                                           DISTRIBUTION OF POOL BY
                            NUMBER OF DAYS OF DELINQUENCY AS OF DECEMBER 31, 1999


                                                           AGGREGATE
                                          NUMBER OF   OUTSTANDING PRINCIPAL   PERCENT OF
                      DAYS DELINQUENT       LOANS          BALANCE (1)       POOL BALANCE
                      ------------------ ------------ ---------------------- ------------
                         Current           103,116       $886,083,630.21         97.19%
                         31-60               1,715         17,076,619.86          1.87
                         61-90                 289          2,961,227.02          0.32
                         91 or more            568          5,625,662.97          0.62

                       Total               105,688       $911,747,140.06        100.00%


(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $41,054,768.55, as of December 31, 1999.

         The subsection labeled "--INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS" on pages S-52 and S-53 is modified to read as follows:

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         Each Financed Federal Loan will be required to be guaranteed by one of the Federal Guarantors and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments (as defined in the Prospectus) and, with respect to each Financed Federal Loan that is a Stafford Loan (excluding any Unsubsidized Stafford Loan (as defined in the Prospectus), each an Unsubsidized Stafford Loan ) or Consolidation Loan where none of the Underlying Federal Loans were Unsubsidized Stafford Loans, must be eligible for Interest Subsidy Payments (as defined in the Prospectus) paid by the Department. As of December 31, 1999, approximately 52.68% (by aggregate principal balance) of the Financed Student Loans are Financed Federal Loans. As of December 31, 1999, approximately 26.43% (by aggregate principal balance) of the Financed Student Loans are Guaranteed Private Loans that are required to be guaranteed or insured as to principal and interest by The Educational Resources Institute, Inc. ("TERI") or HEMAR Insurance Corporation of America ("HICA" and together with TERI, the "Private Guarantors"). As of December 31, 1999, approximately 20.89% (by aggregate principal balance) of the Financed Student Loans are Non-Guaranteed Private Loans.

         The following table provides information with respect to the portion of the Financed Student Loans guaranteed by each Guarantor:

                         DISTRIBUTION BY GUARANTORS AS OF DECEMBER 31, 1999


                                                         AGGREGATE OUTSTANDING    PERCENT OF POOL
                               NUMBER OF LOANS           PRINCIPAL BALANCE (1)        BALANCE
                            ----------------------- --------------------------- ------------------
         ASA                         16,015                 $149,698,406.62            16.42%
         CSAC                         3,577                   28,604,591.26             3.14
         ECMC                            78                      504,902.27             0.06
         GLHEC                           89                      350,538.13             0.04
         HICA                         3,159                   34,638,292.35             3.80
         NSLP                        14,422                  123,549,862.54            13.55
         NYSHESC                         92                      766,574.85             0.08
         PHEAA                       17,531                  173,542,556.62            19.03
         TERI                        20,915                  206,351,184.91            22.63
         USAF                           525                    3,324,686.18             0.36
         NON-GUARANTEED              29,285                  190,415,544.33            20.89

           Total                    105,688                 $911,747,140.06           100.00%



(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $41,054,768.55 as of December 31, 1999.

         The second paragraph of the subsection labeled "--INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS--GUARANTORS FOR THE FINANCED FEDERAL LOANS" on page S-54 is modified to read as follows:

         The Eligible Lender Trustee has entered into a Guarantee Agreement with each of PHEAA, ASA, NSLP, CSAC, USAF, HESC, ECMC and GLHEC by which each such Federal Guarantor has agreed to serve as Guarantor for certain Financed Federal Loans. PHEAA is the designated Student Loan guarantor for Pennsylvania, West Virginia and Delaware, and has established an operating center in Harrisburg, Pennsylvania. For more information concerning PHEAA, see "The Master Servicer and the Sub-Servicers--PHEAA" herein. ASA is the designated Student Loan guarantor for Massachusetts and the District of Columbia and has established an operating center in Boston, Massachusetts. NSLP is the designated Student Loan guarantor for Nebraska and has established an operating center in Lincoln, Nebraska. CSAC is the designated Student Loan guarantor for California and has established an operating center in Rancho Cordova, California. USAF is the designated Student Loan guarantor for Indiana, Kansas, Alaska, Nevada, Wyoming, Maryland, Hawaii and Mississippi and has established an operating center in Fishers, Indiana. HESC is the designated guarantor for New York, and has established an operating center in Albany, New York. ECMC is the designated Student Loan guarantor for Virginia and has established operating centers in St. Paul, Minnesota and Richmond, Virginia. GLHEC is the designated Student Loan guarantor for Minnesota, Wisconsin, Ohio, Puerto Rico and the Virgin Islands and has established an operating center in Madison, Wisconsin. As of December 31, 1999, approximately 19.03%, 16.42%, 13.55%, 3.14%, 0.36%, 0.08%, 0.06% and 0.04%
of the aggregate outstanding principal balance of the Financed Student Loans were guaranteed by PHEAA, ASA, NSLP, CSAC, USAF, HESC, ECMC and GLHEC, respectively.

         The subsections labeled "--INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS--GUARANTY VOLUME", "--INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS--RESERVE RATIO", "--INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS--RECOVERY RATES", "--INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS--LOAN LOSS RESERVE" and "--INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS--CLAIMS RATE" on pages S-56 through S-59 are modified to read as follows:

         Set forth below is certain current and historical information with respect to PHEAA, ASA and NSLP. No such information is provided with respect to CSAC, USAF, HESC, ECMC and GLHEC because the aggregate principal amount of Financed Student Loans guaranteed by each of CSAC, USAF, HESC, ECMC and GLHEC respectively is less than 5% of the Financed Student Loans.

         Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans for Undergraduate Students program but excluding Federal Consolidation Loans) that have first become guaranteed by PHEAA, ASA and
NSLP) and by all federal guarantors in each of the last five federal fiscal years:*

                     STAFFORD, SLS AND PLUS LOANS GUARANTEED
                              (DOLLARS IN MILLIONS)

       FEDERAL FISCAL YEAR
       ENDING SEPTEMBER 30          PHEAA           ASA           NSLP
      ------------------------ --------------- ------------- -------------
      1995                         $1,808           $906          $351
      1996                          1,794            716           316
      1997                          1,869            682           397
      1998                          1,784            667           629
      1999                          1,796            680           674

       FEDERAL FISCAL YEAR
       ENDING SEPTEMBER 30     ALL GUARANTORS
      ----------------------- ----------------
      1995                        $20,951
      1996                         19,728
      1997                         21,409
      1998                         22,300
      1999                            N/A

* The information set forth in the table above for all guarantors has been obtained from the Department of Education's Federal Student Loan Programs Data Books and the Department of Education's Quarterly Volume Updates (each, a "DOE Data Book"). Information for each Federal Guarantor was provided by such Federal Guarantor.

         Reserve Ratio. Each Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (a) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (b) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus (x) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (y) the original principal amount of loan guarantees transferred to such Federal Guarantor from other guarantors. ECMC has advised the Seller that ECMC's Agreements with the Department require that on an annual basis, ECMC calculate the amount of reserve funds and the amount of its expenses during the fiscal year in accordance with directions of the Secretary. Unless the Secretary directs otherwise, if the amount of ECMC's reserve funds exceeds 60 percent of the expenses, ECMC shall return the excess reserves to the Secretary at the time of submitting the annual report. The following tables set forth for PHEAA, ASA and NSLP, their respective cumulative cash reserves and corresponding reserve ratios and the national average reserve ratio for all federal guarantors for the last five federal fiscal years:*


                            PHEAA                     ASA                   NSLP**
FEDERAL          ------------------------ ------------------------ --------------------
FISCAL YEAR      CUMULATIVE                CUMULATIVE              CUMULATIVE
ENDING              CASH        RESERVE      CASH        RESERVE      CASH     RESERVE   NATIONAL
SEPTEMBER 30      RESERVES       RATIO      RESERVES      RATIO     RESERVES    RATIO    AVERAGE
--------------- -------------- ---------- ------------- ---------- ----------- -------- ---------
                                (DOLLARS IN MILLIONS)
1995              $166.31         1.5        $43.06        0.8       $18.53      1.3       1.6
1996               214.74         1.6         51.08        0.9        21.17      1.3       1.6
1997               189.35         1.4         39.29        0.7        24.07      1.2       1.5
1998               190.65         1.3         39.02        0.6        30.99      1.3       ***
1999               209.67         1.4         34.69        0.5        31.00      1.1       ***


* The information set forth in the tables above with respect to each Federal Guarantor has been obtained from such Federal Guarantor, respectively, and the information with respect to the national average has been obtained from the DOE Data Books.

** For purposes of determining guarantees outstanding, NSLP excludes loans transferred in from the Higher Education Assistance Foundation
         (HEAF). To determine Federal reserves, NSLP includes cash and investments plus net short-term receivables of the Federal Fund.

***      Not Available.

         Recovery Rates. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the Federal Guarantor by the aggregate amount of default claims paid by the Federal Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for PHEAA, ASA and NSLP for the last five federal fiscal years:*

                                       RECOVERY RATE
FEDERAL FISCAL YEAR    ------------------------------------------
ENDING SEPTEMBER 30       PHEAA            ASA           NSLP
---------------------- -------------- -------------- ------------
1995                      53.3             43.4          21.3
1996                      55.0             41.3          26.6
1997                      54.8             42.7          31.5
1998                      59.2             49.0          38.4
1999                      62.1             56.4          46.9

* The information set forth in the tables above with respect to each Federal Guarantor was provided by such Federal Guarantor.

         Loan Loss Reserve. In the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see "--Federal Reinsurance" above), such Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed. Because federal guarantors are no longer reinsured by the Department at 100% (98% for loans disbursed between October 1, 1993 and September 30, 1998 and 95% for loans disbursed on and after October 1, 1998), many federal guarantors have begun to maintain reserves for the 2% to 5% "risk-sharing" associated with these guarantees. In general, the Federal Guarantors use historical default and recovery rates to attempt to predict the reserves that should be maintained for this purpose. As of September 30, 1999, PHEAA has not specifically provided for this risk. PHEAA does have deferred guaranty fees of $30.4 million and reserves of $125.1 million to cover this risk. As of September 30, 1999, ASA has a loan loss reserve in the amount of $10.19 million and as of September 30, 1999, NSLP maintains a reserve of $4.63 million.

         Claims Rate. For the past five federal fiscal years, none of PHEAA's, ASA's, NSLP's, CSAC's, USAF's, HESC's, ECMC's or GLHEC's claims rate has exceeded 5.0%, and as a result, all claims of PHEAA, ASA, NSLP, CSAC, USAF, HESC, ECMC and GLHEC have been reimbursed by the Department at the maximum reinsurance rate permitted by the Higher Education Act. See "--Federal Reinsurance" above. The most recent national default rate reported by the Department of Education was 8.8% for the federal fiscal year 1997. As recently as federal fiscal year 1990 this national default rate was over 22%. This trend, coupled with the claims and recovery information listed in this section, shows improvement in the repayment of Student Loans by borrowers. While, the Seller is not currently aware of any circumstances which would cause the reimbursement levels for these Federal Guarantors to be less than the maximum levels permitted, nevertheless, there can be no assurance that any Federal Guarantor will continue to receive such maximum reimbursement for such claims. The following table sets forth the claims rates of PHEAA, ASA and NSLP for each of the last five federal fiscal years:*

                                       CLAIMS RATE
                      --------------------------------------------
FEDERAL FISCAL YEAR
ENDING SEPTEMBER 30         PHEAA           ASA           NSLP
--------------------- ----------------- ------------ -------------
1995                         2.0            3.5            4.1
1996                         1.6            3.1            3.1
1997                         1.9            3.5            3.2
1998                         2.0            2.8            3.2
1999                         1.6            1.6            2.2

* The information set forth in the tables above with respect to each Federal Guarantor was provided by such Federal Guarantor.

         The subsections labeled "--TERI", "--HICA" and "--NON-GUARANTEED PRIVATE LOANS" on pages S-61 through S-65 are modified to read as follows:

TERI

         TERI was incorporated in 1985 to guarantee Student Loans and is not an insurance company. TERI is a Massachusetts non-profit corporation headquartered in Boston, Massachusetts and employs approximately 170 people, as of September 30, 1999.

         Guaranty Volume. The following table sets forth the non-federally reinsured education loans that have first become guaranteed by TERI in each of the five calendar years and the nine-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:

CALENDAR YEAR                       PRIVATE LOANS GUARANTEED BY YEAR
--------------------------- -------------------------------------------------
                                    (DOLLARS IN MILLIONS) (UNAUDITED)

1994                                          $    292.2
1995                                               303.4
1996                                               339.7
1997                                               332.6
1998                                               380.4
1999*                                              331.9

-----------------
* For the nine-month period ending September 30, 1999.

         Proprietary School Loans. Default rates for Student Loans made to students attending proprietary or vocational schools are significantly higher than those made to students attending other 2-year and 4-year institutions. Except for a few selected, accredited proprietary schools which grant degrees, TERI does not guarantee student loans made to students attending proprietary or vocational schools.

         Reserve Ratio. Unlike the Federal Guarantors, TERI computes its reserve ratio by dividing the "Total Amounts Available To Meet Guarantee Commitments" by the "total loans outstanding." TERI defines "Total Amounts Available to Meet Guarantee Commitments" as the sum of the amounts set forth below under the caption "Amounts Available To Meet Guarantee Commitments" (which amounts include for this purpose the segregated reserves described below under the caption "Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI"). TERI defines "total loans outstanding" as the total outstanding principal amount of all loans it has agreed to guarantee as of December 31 of each year. Consequently, the reserve ratio information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth TERI's reserve ratio as of December 31 for the five calendar years and the nine-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters, or any of their respective affiliates:

                       AMOUNTS AVAILABLE TO MEET
CALENDAR YEAR             GUARANTEE COMMITMENTS            RESERVES RATIO
------------------- ------------------------------------ ------------------
                    (DOLLARS IN THOUSANDS) (UNAUDITED)

1994                             $  73,624                       5.9%
1995                                83,937                       5.9%
1996                                96,362                       5.6%
1997                               102,201                       5.4%
1998                               104,170                       5.0%
1999*                              111,945                       4.8%

----------------
* For the nine-month period ending September 30, 1999.

         Amounts Available To Meet Guarantee Commitments. As part of guarantee agreements with lending institutions, with certain such agreements being revised in 1999, TERI has agreed to hold as security for its guarantees a percentage of the amount of unpaid principal on outstanding loans which ranges from 0.0% to 4.5% in total TERI funds available as security for the performance of TERI obligations. At September 30, 1999, the balance of loans outstanding guaranteed directly by TERI amounted to approximately $2.3 billion. At September 30, 1999, TERI was required to have approximately $104.6 million in reserves (consisting of loan loss reserves, deferred revenue and unrestricted and/or board designated unrestricted net assets) available as security for TERI's performance as guarantor.

         As of the end of each of the five calendar years and the nine-month period referred to below, TERI had available the following funds and reserves to meet its loan guarantee commitments; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:


                                                                                                      AS OF
                                                           AS OF DECEMBER 31,                     SEPTEMBER 30,
                                     ----------------------------------------------------------- --------------
                                                    (DOLLARS IN THOUSANDS) (UNAUDITED)
                                        1994           1995       1996         1997       1998        1999
                                     ----------- ------------- ----------- ----------- ---------- -------------
Deferred Guarantee Fees              $  5,269       $  5,234    $  5,140    $   5,032  $   4,899   $  4,940
Loan Loss Reserve                      29,629         29,092      57,006       56,999     54,186     54,835
Unrestricted--Board Designated         33,151         46,063      31,169       33,951     33,929     33,772
Unrestricted--Undesignated              5,579          3,548       3,047        6,219     11,156     18,398

Total Amounts Available To Meet
    Guarantee Commitments            $ 73,624       $ 83,937    $ 96,362    $ 102,201  $ 104,170  $ 111,945
                                     ========       ========    ========    =========  =========  =========

         Subject to the minimum restrictions imposed by lending institutions and the segregated reserves discussed below under "Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI," TERI establishes its loan loss reserve based on its management's estimates of probable losses arising from its guarantee commitments, based on the historical experience of TERI and those of other lending institutions and programs, and based on the results of a semi-annual actuarial study provided by an independent third party. TERI has advised the Seller that it is currently in compliance with all operating reserves requirements contained in guarantee agreements TERI has in place with other student loan lenders and other trustees under prior securitizations of student loans. However, there can be no assurance that such compliance will continue.

     Recovery Rate. Unlike the Federal Guarantors' calculation of recovery rates discussed above, which consists of an annual measure of recoveries as compared to default claims, the recovery rate for TERI is determined by dividing the cumulative amount recovered from borrowers by the cumulative amount of default claims paid by TERI as a guarantor for the year when the loan defaulted. Consequently, the recovery rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. TERI's recovery rates as of September 30, 1999, with respect to loans defaulting in each of the five calendar years and the nine-month period referred to below are as follows; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:


PERIOD OF DEFAULT               CUMULATIVE CASH RECOVERY RATE (UNAUDITED)
-------------------        -------------------------------------------------
1994                         52%......(January 1, 1994--September 30, 1999)
1995                         49%......(January 1, 1995--September 30, 1999)
1996                         39%......(January 1, 1996--September 30, 1999)
1997                         41%......(January 1, 1997--September 30, 1999)
1998                         31%......(January 1, 1998--September 30, 1999)
1999*                        10%......(January 1, 1999--September 30, 1999)

----------------
* For the nine-month period ending September 30, 1999

     The appearance of a declining trend in the foregoing recovery rates can largely be attributed to the fact that each succeeding default year listed above includes one fewer year in which to obtain recoveries for the amounts paid out on guarantee claims in the default year.

     Claims Rate. Unlike the Federal Guarantors' calculation of claims rates discussed above, which consists of an annual measure of claims made to outstanding loan balances guaranteed at the start of that year, the claims rate for TERI set forth below is based on the aggregate amount of claims, whenever paid, on loans guaranteed by TERI in a particular year or period. The "Cohort Default Rate" refers to the total principal amount of defaulted loans for which guarantee payments were made by TERI (net of any subsequent recoveries by TERI) for the cohort year (or period) as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year (or period). As a result, the claims rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth the total loans guaranteed, total defaults paid (net of recoveries) and the net cohort default rate as of December 31 for each of the five calendar years and the nine-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:



                                  TOTAL NET
                                DEFAULTS PAID
             TOTAL LOANS          FOR LOANS
COHORT       GUARANTEED IN      GUARANTEED IN      NET COHORT
YEAR         COHORT YEAR         COHORT YEAR      DEFAULT RATE
--------     -------------     --------------     ------------
               (DOLLARS IN THOUSANDS) (UNAUDITED)
1994           $ 292,289          $ 16,122        5.52%
1995             303,369            14,673        4.84%
1996             339,675             8,874        2.61%
1997             332,530             2,246        0.69%
1998             380,357               510        0.13%
1999*            331,933                 0        0.00%

----------------
*  For the nine-month period ending September 30, 1999

     The declining trend reflected above in the claims rates experienced by TERI can largely be attributed to the fact that in each succeeding cohort year fewer loans guaranteed by TERI were in repayment. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the claims rate experience of TERI for any future year will be similar to the historical claims rate experience set forth above.

     Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI. A portion of the reserves described above that are maintained by TERI have been segregated solely to support its guarantee obligations under the Programs. These segregated reserves, which are not available to cover TERI guaranteed loans outside of the Programs, are equally available to all holders of TERI guaranteed Private Loans made under the Programs since 1990-1991, which include both the Seller and third-party purchasers of the Seller's TERI guaranteed Private Loans under the Programs, including but not limited to the Eligible Lender Trustee on behalf of the Trust. Draws on such segregated reserves will be paid in the order received, to the extent of amounts remaining in the segregated reserve account. Consequently, there may be one or more owners of such Private Loans for which a claim could, in the event of a default by a student borrower, be filed against such segregated reserves. As a result, there can be no assurance that amounts in these segregated reserves will be available to support Guarantee Payments by TERI owing in respect of the Guaranteed Private Loans made under the aforementioned Programs, or that such amounts, if available, will be sufficient to satisfy all existing Guarantee Payments due with respect to Guaranteed Private Loans. The Seller will assign the portion of its rights under the agreement implementing these segregated reserves that is attributable to such Guaranteed Private Loans to the Trust.

     TERI has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to its Chief Financial Officer, 330 Stuart Street, Suite 500, Boston, Massachusetts 02116.

HICA

     The Eligible Lender Trustee has taken an assignment of Surety Bonds by which HICA has insured certain Guaranteed Private Loans. HICA was incorporated in 1986 to provide insurance coverage to lenders against credit losses on education-related, non-federally insured loans to students attending post-secondary educational institutions. HICA is a licensed, regulated insurance company incorporated in South Dakota and headquartered in Sioux Falls, and employs approximately 28 people as of September 30, 1999. HICA is an indirect subsidiary of SLM Holding Corporation.

     Insurance Volume. The following table sets forth the amount of loans that have first become insured by HICA in each of the five calendar years and the nine-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:


CALENDAR YEAR                   PRIVATE LOANS INSURED BY YEAR
-------------------        ---------------------------------------
                                      (DOLLARS IN MILLIONS)
1994                                    $     161
1995                                          173
1996                                          256
1997                                          286
1998                                          267
1999*                                         346

----------------
* For nine-month period ending September 30, 1999.

     HICA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Mr. Mark Bielen, Treasurer, 3900 West Technology Circle, Suite 7, Sioux Falls, South Dakota 57106.

NON-GUARANTEED PRIVATE LOANS

     As of December 31, 1999, approximately 20.89% of the Financed Student Loans are Non-Guaranteed Private Loans. The Non-Guaranteed Private Loans were originated in accordance with the criteria set forth in the Prospectus under "The Student Loan Financing Business--Description of the Private Loans Under the Programs." See also the discussion of the Key Alternative Loan Program in the Prospectus under "The Student Loan Financing Business--Description of the Private Loans Under the Programs."

RECENT DEVELOPMENTS--FEDERAL FAMILY EDUCATION LOAN PROGRAM

     The Work Incentives Improvement Act of 1999, signed into law by President Clinton on December 17, 1999, included a change in the reference index for determining lender yield of Stafford Loans, PLUS Loans and Federal Consolidation Loans. The formula used to calculate quarterly special allowance payments for such loans first disbursed on or after January 1, 2000 through and including June 30, 2003 is the average of the 90-day commercial paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (the "CP Rate") plus a spread. Under the new formula, special allowance rates for Stafford Loans and unsubsidized Stafford Loans will be calculated to provide the loan holder with a minimum yield equal to the CP Rate plus 1.74 percent during in-school periods, grace periods and deferment periods, and 2.34 percent during repayment periods; and special allowance rates for PLUS Loans in repayment and Federal Consolidation Loans subject to a variable interest rate will be calculated based on the CP Rate plus 2.64 percent.

                          DESCRIPTION OF THE SECURITIES

     The "DESCRIPTION OF THE SECURITIES" section in the Prospectus Supplement dated September 30, 1999 is modified to the extent set forth below:

     The following paragraphs are added after the existing paragraphs on page S-66 under the subsection labeled "--GENERAL":

     In addition, an uncertificated strip (the "Class M Strip") has been created which is entitled to receive quarterly payments of interest at its applicable Margin, on a pari passu basis with the Class M Notes. The sole holder of the Class M Strip is KeyBank National Association and such interest may only be transferred to an affiliate thereof, in a transaction exempt from registration under the Securities Act.

     A second uncertificated strip (the "Certificate Strip") also has been created which is entitled to receive quarterly payments of interest at its applicable Margin, on a pari passu basis with the Certificates. The sole holder of the Certificate Strip is KeyBank National Association and such interest may only be transferred to an affiliate thereof, in a transaction exempt from registration under the Securities Act.

     Neither the Class M Strip nor the Certificate Strip (each a "Strip," and collectively, the "Strips") has a principal component nor is entitled to any payments in respect of principal. Allocations of principal to each Class of Securities are unaffected by the creation of the Strips. Each such Strip earns interest for each Interest Period at its applicable Margin based on a notional principal amount equal to the outstanding principal balance of the Class M Notes, with respect to the Class M Strip, or the Certificates, with respect to the Certificate Strip.

     Class M Noteholders should be aware that, in addition to all applicable subordination provisions with respect to the Class A Notes described in the Prospectus Supplement, all distributions of the Noteholders' Interest Distribution Amount and the Noteholders' Interest Index Carryover for the Class M Notes will be paid, on a pari passu basis, with all distributions of the Class M Strip Interest Distribution Amount and the Class M Strip Interest Index Carryover for the Class M Strip, respectively, to the extent that

     Available Funds and/or amounts on deposit in the Reserve Account are available therefor.

     Certificateholders should be aware that that, in addition to all applicable subordination provisions with respect to the Notes described in the Prospectus Supplement, on each Distribution Date, interest payments to Certificateholders will be subordinated to the payment of interest due on the Class M Strip. Additionally, all distributions of the Certificateholders' Interest Distribution Amount and the Certificateholders' Interest Index Carryover will be paid, on a pari passu basis, with all distributions of the Certificate Strip Interest Distribution Amount and the Certificate Strip Interest Index Carryover, respectively, to the extent that Available Funds and/or amounts on deposit in the Reserve Account are available therefor.

     The first sentence of the first paragraph of the subsection labeled "--THE NOTES" on page S-66 is modified to read as follows:

          Distributions of Interest. Interest will accrue on the principal balance of (1) each Class of Class A Notes at a rate per annum equal to the lesser of (a) the Formula Rate for such Class of Notes and (b) the Student Loan Rate for the related Interest Period; and (2) the Class M Notes, at an interest rate per annum equal to the lesser of (a) the Formula Rate for the Class M Notes and (b) the product of (I) the Formula Rate for the Class M Notes, and (II) a fraction, the numerator of which is the Student Loan Rate for the related Interest Period, and the denominator of which is the sum of
     (A) the Formula Rate for the Class M Notes and (B) the Formula Rate for the Class M Strip (each such interest rate being a "Note Interest Rate").

     The following definitions contained on page S-67 in such subsection are also modified as follows:

          "Formula Rate" means (1) for any Class of Securities, the applicable Investor Index plus the applicable Margin, and (2) for either Strip, the applicable Margin.

          The "Margin" for each Class of Securities and each Strip is: 0.28% for the Class A-1 Notes, 0.43% for the Class A-2 Notes, 0.51% for the Class M Notes, 0.19% for the Class M Strip, 0.72% for the Certificates and 0.18% for the Certificate Strip.

     The following definition shall be added to such subsection on page S-68:

          "Noteholders' Interest Index Carryover" means, (1) with respect to any Distribution Date and the Class A-1 Notes or the Class A-2 Notes, in any instance where the Note Interest Rate for such Class of Notes for such Distribution Date is based on the Student Loan Rate, an amount equal to the excess, if any, of (a) the amount of interest on such Class of Notes that would have accrued in respect of the related Interest Period had interest been calculated based on the Formula Rate for such

     Class of Notes, over (b) the amount of interest on such Class of Notes actually accrued in respect of such Interest Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon, to the extent permitted by law, at the applicable rate calculated based on Three-Month LIBOR plus the applicable Margin for such Class of Notes), and (2) with respect to any Distribution Date and the Class M Notes, in any instance where the Note Interest Rate for the Class M Notes for such Distribution Date is based on a rate that is less than the related Formula Rate, an amount equal to the excess, if any, of (a) the amount of interest on the Class M Notes that would have accrued in respect of the related Interest Period had interest been calculated at the related Formula Rate, over (b) the amount of interest on the Class M Notes actually accrued in respect of such Interest Period, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon, to the extent permitted by law, calculated based on Three-Month LIBOR, plus the applicable Margin); PROVIDED, HOWEVER, that on the Final Maturity Date for each Class of Notes, the Noteholders' Interest Index Carryover for each Class of Notes will be equal to the lesser of (1) the Noteholders' Interest Index Carryover for such Class of Notes on such date determined as described above and (2) the amount of funds, if any, required and available to be distributed to the holders for such Class of Notes on such date pursuant to the Sale and Servicing Agreement.

     The first sentence of the first paragraph of the subsection labeled "--THE CERTIFICATES" on page S-71 is modified to read as follows:

          Distributions of Interest. Interest will accrue on the Certificate Balance at a rate per annum equal to the lesser of (a) the Formula Rate for the Certificates and (b) the product of (I) the Formula Rate for the Certificates, and (II) a fraction, the numerator of which is the Student Loan Rate for the related Interest Period, and the denominator of which is the sum of (A) the Formula Rate for the Certificates and (B) the Formula Rate for the Certificate Strip (such interest rate being the "Certificate Rate").

     The following definition shall be added to such subsection on page S-71:

          "Certificateholders' Interest Index Carryover" means, with respect to any Distribution Date as to which the Certificate Rate for such Distribution Date is based on a rate that is less than the related Formula Rate, an amount equal to the excess, if any, of (a) the amount of interest on the Certificates that would have accrued in respect of the related Interest Period had interest been calculated at the related Formula Rate, over (b) the amount of interest on the Certificates actually accrued in respect of such Interest Period, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon, to the extent permitted by law, calculated based on Three-Month LIBOR, plus the related Margin); PROVIDED, HOWEVER, that, on the Final Maturity Date, the Certificateholders' Interest Index Carryover will be equal to the lesser of (1) the Certificateholders' Interest Index Carryover on such date determined as described above and (2) the amount of funds, if any, required and available to be distributed to the holders of the Certificates on such date pursuant to the Sale and Servicing Agreement.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" section in the Prospectus Supplement dated September 30, 1999 is modified to the extent set forth below:

     The second paragraph of the subsection labeled "--ADDITIONAL FUNDINGS" on page S-78 is modified to read as follows:

ADDITIONAL FUNDINGS

     On the Closing Date, the Seller deposited approximately $235,202,525 (the "Initial Pre-Funded Amount") into the Pre-Funding Account from the proceeds of the sale of the Securities. For administrative convenience, a portion of the Initial Pre-Funded Amount equal to approximately $175,202,525 (the "Subsequent Pool Pre-Funded Amount") was allocated to an administrative subaccount of the Pre-Funding Account (the "Subsequent Pool Pre-Funding Subaccount"). The remaining portion of the Initial Pre-Funded Amount equal to approximately $60,000,000 (the "Other Additional Pre-Funded Amount") was allocated to an administrative subaccount of the Pre-Funding Account (the "Other Additional Pre-Funding Subaccount"). On November 3, 1999, the Subsequent Pool Pre-Funded Amount and $1,533,050 of the Other Additional Pre-Funded Amount was used by the Trust to purchase Subsequent Pool Student Loans from the Seller. In addition, as of December 31, 1999, $6,236,922 of the Other Additional Pre-Funded Amount was used by the Trust to purchase Other Subsequent Student Loans from the Seller. The Trust may make further expenditures (each, an "Additional Funding") from the Pre-Funding Account and the Escrow Account on Transfer Dates during the Funding Period consisting of amounts paid to the Seller to acquire Other Subsequent Student Loans as of the applicable Subsequent Cutoff Dates, to pay capitalized interest on the Financed Student Loans and to pay Fee Advances as provided in the Sale and Servicing Agreement. For additional information relating to Additional Fundings through January 31, 2000, we refer you to the Servicer Report attached as Annex A.

     Paragraphs (5) and (6) of the subsection labeled "--DISTRIBUTIONS-- DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" on pages S-87 and S-88 are modified to read as follows:

     (5) pro rata, (A) to the holders of the Class M Notes, the Noteholders' Interest Distribution Amount for the Class M Notes, and (B) to the holder of the Class M Strip, the Class M Strip Interest Distribution Amount;

     (6) pro rata, (A) to the holders of the Certificates, the Certificateholders' Interest Distribution Amount, and (B) to the holder of the Certificate Strip, the Certificate Strip Interest Distribution Amount;

     Paragraphs (12) and (13) of the subsection labeled "--DISTRIBUTIONS-- DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" on page S-88 are modified to read as follows:

     (12) pro rata, (A) to the holders of the Class M Notes, the aggregate unpaid amount of Noteholders' Interest Index Carryover relating to the Class M Notes, and (B) to the holder of the Class M Strip, if the Class M Notes are still outstanding, the aggregate unpaid amount of Class M Strip Interest Index Carryover, if any, but only to the extent not paid by the Cap Provider under the Cap Agreement;

     (13) pro rata, (A) to the holders of the Certificates, the aggregate unpaid amount of Certificateholders' Interest Index Carryover, and (B) to the holder of the Certificate Strip, the aggregate unpaid amount of Certificate Strip Interest Index Carryover, if any, but only to the extent not paid by the Cap Provider under the Cap Agreement;

     The following definitions shall be added to such subsection in their proper alphabetical position to read as follows:

          "Certificate Strip Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of (1) the Certificate Strip Interest Distribution Amount on the preceding Distribution Date over (2) the amount of interest actually distributed to the holder of the Certificate Strip on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holder of the Certificate Strip, to the extent permitted by law, at the Certificate Strip Rate from such preceding Distribution Date to the current Distribution Date.

          "Certificate Strip Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (1) the amount of interest accrued at the Certificate Strip Rate for the related Interest Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal to holders of the Certificates on such Distribution Date and (2) the Certificate Strip Interest Carryover Shortfall for such Distribution Date; PROVIDED, HOWEVER, that the Certificate Strip Interest Distribution Amount will not include any Certificate Strip Interest Index Carryover.

          "Certificate Strip Interest Index Carryover" means, with respect to any Distribution Date as to which the Certificate Strip Rate for such Distribution Date is based on a rate that is less than the related Formula Rate, an amount equal to the excess, if any, of (a) the amount of interest on the Certificate Strip that would have accrued in respect of the related Interest Period had interest been calculated at the related Formula Rate, over (b) the amount of interest on the Certificate Strip actually accrued in respect of such Interest Period, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon, to the extent permitted by law, calculated based on the Certificate Strip Margin); PROVIDED, HOWEVER, that, on the Final Maturity Date, the Certificate Strip Interest Index Carryover will be equal to the lesser of
     (1) the Certificate Strip Interest Index Carryover on such date determined as described above and (2) the amount of funds, if any, required and available to be distributed to the holder of the Certificate Strip on such date pursuant to the Sale and Servicing Agreement.

          "Certificate Strip Rate" means, with respect to any Interest Period, the interest rate per annum equal to the lesser of (a) the Certificate Strip Margin, and (b) the product of (I) the Certificate Strip Margin, and
     (II) a fraction, the numerator of which is the Student Loan Rate for such Interest Period, and the denominator of which is the sum of (A) the Formula Rate for the Certificates for such Interest Period and (B) the Certificate Strip Margin. The interest rate per annum for amounts relating to the Certificate Strip will be computed on the basis of the actual number of days elapsed in the related Interest Period divided by 360.

          "Class M Strip Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of (1) the Class M Strip Interest Distribution Amount on the preceding Distribution Date over (2) the amount of interest actually distributed to the holder of the Class M Strip on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holder of the Class M Strip, to the extent permitted by law, at the Class M Strip Rate from such preceding Distribution Date to the current Distribution Date.

          "Class M Strip Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (1) the amount of interest accrued at the Class M Strip Rate for the related Interest Period on the outstanding principal balance of the Class M Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to holders of the Class M Notes on such Distribution Date and (2) the Class M Strip Interest Carryover Shortfall for such Distribution Date; PROVIDED, HOWEVER, that the Class M Strip Interest Distribution Amount will not include any Class M Strip Interest Index Carryover.

          "Class M Strip Interest Index Carryover" means, with respect to any Distribution Date as to which the Class M Strip Rate for such Distribution Date is based on a rate that is less than the related Formula Rate, an amount equal to the excess, if any, of (a) the amount of interest on the Class M Strip that would have accrued in respect of the related Interest Period had interest been calculated at the related Formula Rate, over (b) the amount of interest on the Class M Strip actually accrued in respect of such Interest Period, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon, to the extent permitted by law, calculated based on the Class M Strip Margin); PROVIDED, however, that, on the Final Maturity Date, the Class M Strip Interest Index Carryover will be equal to the lesser of (1) the Class M Strip Interest Index Carryover on such date determined as described above and (2) the amount of funds, if any, required and available to be distributed to the holder of the Class M Strip on such date pursuant to the Sale and Servicing Agreement.

          "Class M Strip Rate" means, with respect to any Interest Period, the interest rate per annum equal to the lesser of (a) the Class M Strip Margin, and (b) the product of (I) the Class M Strip Margin, and (II) a fraction the numerator of which is the Student Loan Rate for such Interest Period, and the denominator of which is the sum of (A) the Formula Rate for the Class M Notes for such Interest Period and (B) the Class M Strip Margin. The interest rate per annum for amounts relating to the Class M Strip will be computed on the basis of the actual number of days elapsed in the related Interest Period divided by 360.

     The following paragraph is added as the final paragraph of the subsection labeled "--INTEREST RATE CAP AGREEMENT--PAYMENTS UNDER THE CAP AGREEMENT" on page S-95:

          In addition, the Cap Provider is also obligated to pay to the Trust on each Distribution Date any Class M Strip Interest Index Carryover and/or Certificate Strip Interest Index Carryover created on such Distribution Date. The Cap Provider shall be entitled to reimbursement of such payments on the same subordinated basis described in the previous paragraph.

     The following paragraph (15) is added to the subsection labeled "--STATEMENTS TO THE INDENTURE TRUSTEE AND TRUST" on page S-97:

     (15) (A) the amount of all distributions to the Class M Strip, specifying whether such amounts are on account of the Class M Strip Interest Distribution Amount for the current Distribution Date, and, if applicable, reduction of any outstanding Class M Strip Interest Index Carryover and/or the Class M Interest Carryover Shortfall from prior periods, together with any remaining outstanding amounts, if any, and (B) the amount of all distributions to the Certificate Strip, specifying whether such amounts are on account of the Certificate Strip Interest Distribution Amount for the current Distribution Date, and, if applicable, reduction of any outstanding Certificate Strip Interest Index Carryover and/or the Certificate Interest Carryover Shortfall from prior periods, together with any remaining outstanding amounts, if any.

                                  UNDERWRITING

     The "UNDERWRITING" section in the Prospectus Supplement dated September 30, 1999 is modified by the deletion of the last paragraph on page S-102 and by the addition of the following paragraphs to be inserted at the end of such section:

     Subject to the terms and conditions set forth in the respective Underwriting Agreements relating to the Class M Notes and the Certificates (the "Underwriting Agreements"), the Seller has agreed to cause KeyBank National Association to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class M Notes and Certificates set forth opposite its name:


                             PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
    UNDERWRITER              OF CLASS M NOTES    OF CERTIFICATES       TOTAL
-----------------------      ----------------    ----------------   -----------
Credit Suisse First          $15,000,000         $40,000,000        $55,000,000
  Boston Corporation

McDonald Investments         $15,000,000         $24,350,000        $39,350,000


     In the respective Underwriting Agreements, the Underwriters have each agreed, subject to the terms and conditions set forth therein, to purchase all the Class M Notes and Certificates offered hereby to the extent of their respective commitments set forth above. The Seller has been advised by the Underwriters that the Underwriters propose to offer the Class M Notes and Certificates subject to the Underwriting Agreements from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling the Class M Notes and Certificates, as applicable, to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of the Class M Notes or Certificates, as applicable, for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class M Notes and Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Class M Notes or Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Underwriting Agreements each Underwriter will receive a commission equal to 0.30% of the principal amount of the Class M Notes and the principal amount of the Certificates, in each case purchased by such Underwriter.

     Deutsche Banc Alex.Brown will act as selling agent with respect to a portion of the Certificates sold by McDonald Investments. With respect to the Certificates sold by Deutsche Banc Alex.Brown, and in lieu of the underwriting commission described above, Deutsche Banc Alex. Brown will receive a commission equal to 0.18% and McDonald Investments will receive a management fee equal to 0.12% Deutsche Banc Alex.Brown and its affiliates may be engaged from time to time by KeyCorp, the parent corporation of the Seller, to provide investment banking and other services. Deutsche Banc Alex.Brown is an affiliate of Bankers Trust Company, the Indenture Trustee.

     Following the sale of the Class M Notes and the Certificates pursuant to the Underwriting Agreements, this Prospectus Supplement may be used by McDonald Investments, a wholly-owned subsidiary of KeyCorp and an affiliate of the Seller, the Administrator and the Master Servicer, or its successors, in connection with offers and sales relating to market-making transactions in the Class M Notes and the Certificates. McDonald Investments may act as principal or agent in such transactions, but has no obligation to do so. McDonald Investments is a member of the New York Stock Exchange, Inc. Such transactions will be at prices related to prevailing market prices at the time of sale.

     In connection with the offering, either or both Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class M Notes and the Certificates. Specifically, an Underwriter may overallot the offering, creating a short position in the Class M Notes and the Certificates for its own account. Such Underwriter may bid for and purchase

Class M Notes and Certificates in the open market to cover such short positions. In addition, such Underwriter may bid for and purchase Class M Notes and Certificates in the open market to stabilize the price of the Class M Notes and the Certificates. These activities may stabilize or maintain the market price of the Class M Notes and the Certificates above independent market levels. Neither Underwriter is required to engage in these activities, and may end these activities at any time.

     The Underwriting Agreements provide that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

                                                                       ANNEX A
                                                                       -------

                        KEYCORP STUDENT LOAN TRUST 1999-B
                   September 1, 1999, through January 31, 2000
                        INPUTS FROM THE SERVICER REPORTS



                                                                STAFFORD                     SLS                       FEDERAL
                                                                  LOANS                     LOANS                   CONSOLIDATIONS
                                                                --------                    -----                   --------------
A Principal Activity.
      Beginning Pool Balance                                 $334,259,415.30              $40,142.29               $53,283,476.76
      Less Accrued Int. to be Capped                           21,111,770.66                4,615.58                   276,615.40
                                                              --------------               ---------                -------------
(I) BEGINNING PRINCIPAL                                      $313,147,644.64              $35,526.71               $53,006,861.36

(ii) Cash Payments Received
    Month 1                                                      (760,289.15)                   0.00                   (34,592.29)
    Month 2                                                    (1,641,453.84)                   0.00                   (92,078.06)
    Month 3                                                    (4,985,569.31)                   0.00                   (63,109.16)
    Month 4                                                    (7,503,679.81)                   0.00                  (131,712.85)
    Month 5                                                    (5,574,528.36)                   0.00                  (127,230.27)
                                                              ---------------                   ----                  -------------
    Total Cash Received                                       (20,465,520.47)                   0.00                  (448,722.63)

(iii) Claim and Liquidation Payments Received
    Month 1                                                             0.00                    0.00                         0.00
    Month 2                                                             0.00                    0.00                         0.00
    Month 3                                                             0.00                    0.00                         0.00
    Month 4                                                       (25,031.51)                   0.00                         0.00
    Month 5                                                             0.00                    0.00                         0.00
                                                                        ----                    ----                         ----
    Total Cash Claims                                             (25,031.51)                   0.00                         0.00
       Excess TERI Claims
(iv) Consolidation within the Trust
    Month 1                                                      (345,637.60)                   0.00                   (13,497.18)
    Month 2                                                    (2,938,662.64)                   0.00                    (1,088.36)
    Month 3                                                    (7,344,051.49)                   0.00                    (4,785.29)
    Month 4                                                   (10,005,263.74)                   0.00                    (8,834.88)
    Month 5                                                   (12,125,764.22)                   0.00                   (16,551.05)
                                                             ---------------                    ----                 -------------
    Total Consolidations Within the Trust                     (32,759,379.69)                   0.00                   (44,756.76)

(v) New Consolidation Loans
    Month 1                                                                                                          1,157,095.72
    Month 2                                                                                                          3,257,361.55
    Month 3                                                                                                          9,100,247.17
    Month 4                                                                                                         12,038,310.41
    Month 5                                                                                                         15,743,077.62
                                                                                                                    -------------
    Total Consolidation Loans                                                                                       41,296,092.47

(vi) Additional Fundings
    Month 1                                                         2,553.11                    0.00                         0.00
    Month 2                                                    98,698,831.97                    0.00                         0.00
    Month 3                                                             0.00                    0.00                         0.00
    Month 4                                                             0.00                    0.00                         0.00
    Month 5                                                             0.00                    0.00                         0.00
                                                                        ----                    ----                         ----
    Total Additional Fundings                                  98,701,385.08                    0.00                         0.00

Non-Cash Adjustments
(vii) Capitalized Interest
    Month 1                                                        54,269.72               (1,526.45)                    9,484.25
    Month 2                                                       222,106.34                    0.00                    31,260.62
    Month 3                                                    13,715,785.06                    0.00                    41,402.36
    Month 4                                                     6,207,197.37                  571.04                    62,217.31
    Month 5                                                       699,793.90                    0.00                    59,112.92
                                                               -------------               ----------                  ----------
    Total Capitalized Interest                                 20,899,152.39                 (955.41)                  203,477.46

(viii) Supplemental Guarantee Fees
    Month 1
    Month 2
    Month 3
    Month 4
    Month 5

    Total Supplemental Guarantee Fees

(ix) Other Adjustments (net)
    Month 1                                                        (2,543.98)                   0.00                   (29,054.44)
    Month 2                                                           293.20                    0.00                         0.00
    Month 3                                                         4,458.70                    0.00                         0.00
    Month 4                                                        14,449.25                    0.00                    (1,066.47)
    Month 5                                                        25,867.06                    0.00                         0.00
                                                                   ----------                   ----                         -----
    Total Other Adjustments                                        42,524.23                    0.00                   (30,120.91)

TOTAL NON-CASH ADJUSTMENTS                                    (11,817,703.07)                (955.41)               41,424,692.26

(x)  Ending Principal Balance                                $379,540,774.67              $34,571.30               $93,982,830.99
(xi) Plus Accrued Int. to be Cap'd                              5,548,402.67                4,656.45                   533,165.54
                                                              --------------               ---------                -------------
(xii) Total Pool Balance                                     $385,089,177.34              $39,227.75               $94,515,996.53



                                                              PHEAA                         GLHEC
                                                             PRIVATE                         KAL                       PRIVATE
                                                              LOANS                         LOANS                   CONSOLIDATIONS
                                                           -----------                      -----                   --------------
A Principal Activity.
      Beginning Pool Balance                             $237,722,665.59              $100,841,043.94              $16,647,532.53
      Less Accrued Int. to be Capped                      $26,259,984.74                 3,375,002.52                    3,322.72
                                                         ---------------                -------------               -------------
(I) BEGINNING PRINCIPAL                                  $211,462,680.85               $97,466,041.42              $16,644,209.81

(ii) Cash Payments Received
    Month 1                                                  (506,769.50)                 (443,179.83)                  (7,791.18)
    Month 2                                                  (604,746.83)                 (538,460.59)                 (46,051.04)
    Month 3                                                  (636,562.78)                 (597,231.28)                 (17,964.00)
    Month 4                                                  (738,454.29)                 (628,538.68)                 (13,945.91)
    Month 5                                                  (992,881.80)                 (718,268.55)                 (16,280.26)
                                                          ---------------               --------------              --------------
    Total Cash Received                                    (3,479,415.20)               (2,925,678.93)                (102,032.39)

(iii) Claim and Liquidation Payments Received
    Month 1                                                         0.00                         0.00                        0.00
    Month 2                                                         0.00                         0.00                        0.00
    Month 3                                                         0.00                         0.00                  (62,140.59)
    Month 4                                                    (3,008.98)                        0.00                        0.00
    Month 5                                                         0.00                         0.00                        0.00
                                                                    ----                        -----                       -----
    Total Cash Claims                                          (3,008.98)                        0.00                  (62,140.59)
       Excess TERI Claims
(iv) Consolidation within the Trust
    Month 1                                                         0.00                         0.00                     (604.98)
    Month 2                                                   (12,806.30)                        0.00                      338.22
    Month 3                                                   (62,862.27)                        0.00                   (1,237.44)
    Month 4                                                   (99,080.03)                        0.00                     (122.40)
    Month 5                                                  (246,533.77)                        0.00                        0.00
                                                         ---------------               --------------              ---------------
    Total Consolidations Within the Trust                    (421,282.37)                        0.00                   (1,626.60)

(v) New Consolidation Loans
    Month 1                                                                                                            163,301.94
    Month 2                                                                                                             53,681.72
    Month 3                                                                                                            194,245.99
    Month 4                                                                                                            171,644.25
    Month 5                                                                                                            323,589.64
                                                                                                                      -----------
    Total Consolidation Loans                                                                                          906,463.54

(vi) Additional Fundings
    Month 1                                                         0.00                         0.00                        0.00
    Month 2                                                69,311,155.58                         0.00                        0.00
    Month 3                                                         0.00                         0.00                        0.00
    Month 4                                                         0.00                         0.00                        0.00
    Month 5                                                         0.00                         0.00                        0.00
                                                                    ----                         ----                        ----
    Total Additional Fundings                              69,311,155.58                         0.00                        0.00

Non-Cash Adjustments
(vii) Capitalized Interest
    Month 1                                                   717,541.99                   167,442.69                    4,357.92
    Month 2                                                   386,112.71                   126,254.58                    2,013.62
    Month 3                                                   262,212.36                 1,979,604.64                    7,204.48
    Month 4                                                   183,198.30                 1,596,055.75                    1,127.18
    Month 5                                                   243,113.38                    26,355.29                      834.56
                                                           -------------                -------------                  ----------
    Total Capitalized Interest                              1,792,178.74                 3,895,712.95                   15,537.76

(viii) Supplemental Guarantee Fees
    Month 1                                                   114,647.71                         0.00                        0.00
    Month 2                                                    69,862.99                         0.00                        0.00
    Month 3                                                    87,073.34                         0.00                        0.00
    Month 4                                                    24,926.99                         0.00                        0.00
    Month 5                                                   (15,751.20)                        0.00                        0.00
                                                              -----------                       -----                       -----
    Total Supplemental Guarantee Fees                         280,759.83                         0.00                        0.00

(ix) Other Adjustments (net)
    Month 1                                                   (11,768.46)                  (53,569.83)                       0.00
    Month 2                                                    (5,926.61)                  (40,821.35)                       0.00
    Month 3                                                   (30,134.24)                  (43,021.57)                       0.00
    Month 4                                                        34.14                  (172,198.06)                       0.00
    Month 5                                                   (95,666.39)                 (285,489.57)                       0.00
                                                             ------------                 ------------                       ----
    Total Other Adjustments                                  (143,461.56)                 (595,100.38)                       0.00

TOTAL NON-CASH ADJUSTMENTS                                  1,508,194.64                 3,300,612.57                  920,374.70

(x)  Ending Principal Balance                            $278,799,606.89               $97,840,975.06              $17,400,411.53
(xi) Plus Accrued Int. to be Cap'd                         36,229,595.13                 1,373,772.54                    2,496.23
                                                          --------------                -------------               -------------
(xii) Total Pool Balance                                 $315,029,202.02               $99,214,747.60              $17,402,907.76






                                                                                       ACCT NET CASH
                                                              TOTAL                 INCREASE/(DECREASE)
                                                              -----                 -------------------
A Principal Activity.
      Beginning Pool Balance                            $742,794,276.41
      Less Accrued Int. to be Capped                      51,031,311.62
                                                         --------------
(I) BEGINNING PRINCIPAL                                 $691,762,964.79

(ii) Cash Payments Received
    Month 1                                               (1,752,621.95)
    Month 2                                               (2,922,790.36)
    Month 3                                               (6,300,436.53)
    Month 4                                               (9,016,331.54)
    Month 5                                               (7,429,189.24)
                                                         ---------------
    Total Cash Received                                  (27,421,369.62)              $27,421,369.62

(iii) Claim and Liquidation Payments Received
    Month 1                                                        0.00
    Month 2                                                        0.00
    Month 3                                                  (62,140.59)
    Month 4                                                  (28,040.49)
    Month 5                                                        0.00
                                                                   ----
    Total Cash Claims                                        (90,181.08)                  $90,181.08
       Excess TERI Claims                                         $0.00
(iv) Consolidation within the Trust
    Month 1                                                 (359,739.76)
    Month 2                                               (2,952,219.08)
    Month 3                                               (7,412,936.49)
    Month 4                                              (10,113,301.05)
    Month 5                                              (12,388,849.04)
                                                         ---------------
    Total Consolidations Within the Trust                (33,227,045.42)

(v) New Consolidation Loans
    Month 1                                                1,320,397.66
    Month 2                                                3,311,043.27
    Month 3                                                9,294,493.16
    Month 4                                               12,209,954.66
    Month 5                                               16,066,667.26
                                                          -------------
    Total Consolidation Loans                             42,202,556.01

(vi) Additional Fundings
    Month 1                                                    2,553.11
    Month 2                                              168,009,987.55
    Month 3                                                        0.00
    Month 4                                                        0.00
    Month 5                                                        0.00
                                                                   ----
    Total Additional Fundings                            168,012,540.66

Non-Cash Adjustments
(vii) Capitalized Interest
    Month 1                                                  951,570.12
    Month 2                                                  767,747.87
    Month 3                                               16,006,208.90
    Month 4                                                8,050,366.95
    Month 5                                                1,029,210.05
                                                          -------------
    Total Capitalized Interest                            26,805,103.89

(viii) Supplemental Guarantee Fees
    Month 1                                                  114,647.71
    Month 2                                                   69,862.99
    Month 3                                                   87,073.34
    Month 4                                                   24,926.99
    Month 5                                                  (15,751.20)
                                                             -----------
    Total Supplemental Guarantee Fees                        280,759.83

(ix) Other Adjustments (net)
    Month 1                                                  (96,936.71)
    Month 2                                                  (46,454.76)
    Month 3                                                  (68,697.11)
    Month 4                                                 (158,781.14)
    Month 5                                                 (355,288.90)
                                                            ------------
    Total Other Adjustments                                 (726,158.62)

TOTAL NON-CASH ADJUSTMENTS                                35,335,215.69

(x)  Ending Principal Balance                           $867,599,170.44
(xi) Plus Accrued Int. to be Cap'd                       $43,692,088.56

(xii) Total Pool Balance                                $911,291,259.00               $27,511,550.70

                        KEYCORP STUDENT LOAN TRUST 1999-B
                   September 1, 1999, through January 31, 2000
                        INPUTS FROM THE SERVICER REPORTS


                                                                                                                       PHEAA
                                                        STAFFORD               SLS                FEDERAL             PRIVATE
                                                          LOANS               LOANS            CONSOLIDATIONS          LOANS
                                                        --------              -----            --------------         -------
B. INTEREST
(i)  Beginning Interest                              $21,346,809.05          $4,772.51          $512,287.74        $26,896,581.55

(ii) Cash Payments Received
      Month 1                                           (236,889.52)              0.00          (129,362.39)          (235,789.18)
      Month 2                                           (433,034.05)              0.00          (251,795.14)          (358,515.10)
      Month 3                                           (758,380.88)              0.00          (262,023.59)          (326,984.58)
      Month 4                                           (884,328.18)              0.00          (316,585.41)          (474,152.67)
      Month 5                                         (1,146,344.10)              0.00          (368,313.90)          (520,371.50)
                                                      --------------              ----        --------------        --------------
      Total Cash Received                             (3,458,976.73)              0.00        (1,328,080.43)        (1,915,813.03)

(iii) Claim and Liquidation Payments Received
      Month 1                                                  0.00               0.00                 0.00                  0.00
      Month 2                                                  0.00               0.00                 0.00                  0.00
      Month 3                                                  0.00               0.00                 0.00                  0.00
      Month 4                                               (332.13)              0.00                 0.00               (110.49)
      Month 5                                                  0.00               0.00                 0.00                  0.00
                                                               ----               ----                 ----               --------
      Claims                                                (332.13)              0.00                 0.00               (110.49)
         Excess TERI Claims
(iv) Consolidation within the Trust
      Month 1                                             (8,300.65)              0.00                 0.00                  0.00
      Month 2                                           (167,186.33)              0.00                 0.00                (69.65)
      Month 3                                           (396,099.71)              0.00                 0.00               (471.56)
      Month 4                                            (93,056.12)              0.00               (98.33)            (1,657.92)
      Month 5                                           (114,634.80)              0.00                 0.00             (3,831.81)
                                                        ------------              ----               -------            ----------
      Total Consolidations Within                       (779,277.61)              0.00               (98.33)            (6,030.94)

(v) Additional Fundings
      Month 1                                                  7.56               0.00                 0.00                  0.00
      Month 2                                          3,460,037.92               0.00                 0.00          5,276,093.21
      Month 3                                                  0.00               0.00                 0.00                  0.00
      Month 4                                                  0.00               0.00                 0.00                  0.00
      Month 5                                                  0.00               0.00                 0.00                  0.00
                                                               ----               ----                 ----                  ----
      Total Additional Fundings                        3,460,045.48               0.00                 0.00          5,276,093.21

NON CASH ADJUSTMENTS
(vi) Capitalized Interest
      Month 1                                            (54,269.72)          1,526.45            (9,484.25)          (717,541.99)
      Month 2                                           (222,106.34)              0.00           (31,260.62)          (386,112.71)
      Month 3                                        (13,715,785.06)              0.00           (41,402.36)          (262,212.36)
      Month 4                                         (6,207,197.37)           (571.04)          (62,217.31)          (183,198.30)
      Month 5                                           (699,793.90)              0.00           (59,112.92)          (243,113.38)
                                                     ---------------            -------         ------------          ------------
      Total Capitalized Interest                     (20,899,152.39)            955.41          (203,477.46)        (1,792,178.74)

(vii) Recorded DOE Interest Subsidy Payments
      Total DOE Receivable (Month 2)                    (427,036.80)                              (2,041.56)
      Total DOE Receivable (Month 5)                  (1,756,206.49)                             (24,318.12)

(viii) Other Adjustments (net)
      Month 1                                             (6,944.04)            (31.03)             (336.51)               655.30
      Month 2                                            (46,926.39)              0.00            (2,096.36)            (4,313.00)
      Month 3                                            (30,301.63)              0.00              (469.19)            (5,412.57)
      Month 4                                           (189,995.39)              0.00            (1,210.30)             2,450.60
      Month 5                                           (352,393.48)         (1,836.79)             (274.33)           (18,649.50)
                                                        ------------         ----------           ----------           -----------
      Total Other Adjustments                           (626,560.93)         (1,867.82)           (4,386.69)           (25,269.17)

(ix) Accrued Government Interest
      Month 1                                            427,036.80                                2,041.56
      Month 2                                            827,229.74                                7,981.84
      Month 3                                            669,226.85                                7,088.65
      Month 4                                            259,749.90                                9,247.63
      Month                                              255,021.84                                8,575.29
                                                       ------------                               ---------
      Total Accrued Government Interest                2,438,265.13                               34,934.97

(x) Accrued Borrower Interest
      Month 1                                            617,136.51              66.08           182,759.31            920,132.92
      Month 2                                          1,355,505.62             230.43           367,826.71          1,677,393.39
      Month 3                                          1,730,924.62             223.01           394,752.20          1,816,102.08
      Month 4                                          2,287,418.53             233.68           470,522.94          1,880,843.63
      Month 5                                          2,212,959.49             233.66           550,246.36          1,997,152.18
                                                       ------------             ------         ------------         -------------
      Total Accrued Borrower Interest                  8,203,944.77             986.86         1,966,107.52          8,291,624.20

      Total Accrued Interest                          10,642,209.90             986.86         2,001,042.49          8,291,624.20

(xi) Ending Interest Balance                          $7,501,521.35          $4,846.96          $950,927.64        $36,724,896.59






                                                         GLHEC
                                                          KAL               PRIVATE                                ACCT BET CASH
                                                         LOANS          CONSOLIDATIONS             TOTAL        INCREASE/(DECREASE)
                                                         -----          --------------             -----        -------------------
B. INTEREST
(i)  Beginning Interest                               $3,681,657.95       $119,011.87          $52,561,120.67

(ii) Cash Payments Received
      Month 1                                           (339,900.82)       (44,687.73)            (986,629.64)
      Month 2                                           (342,629.79)      (108,291.52)          (1,494,265.60)
      Month 3                                           (381,874.19)       (97,137.65)          (1,826,400.89)
      Month 4                                           (426,302.54)      (106,741.27)          (2,208,110.07)
      Month 5                                           (513,212.27)      (120,850.13)          (2,669,091.90)
                                                      --------------      ------------          --------------
      Total Cash Received                             (2,003,919.61)      (477,708.30)          (9,184,498.10)    $9,184,498.10

(iii) Claim and Liquidation Payments Received
      Month 1                                                  0.00              0.00                    0.00
      Month 2                                                  0.00              0.00                    0.00
      Month 3                                                  0.00           (604.71)                (604.71)
      Month 4                                                  0.00              0.00                 (442.62)
      Month 5                                                  0.00              0.00                    0.00
                                                               ----              ----                    -----
      Claims                                                   0.00           (604.71)              (1,047.33)        $1,047.33
         Excess TERI Claims                                                                             $0.00
(iv) Consolidation within the Trust
      Month 1                                                  0.00            (56.63)              (8,357.28)
      Month 2                                                  0.00             56.63             (167,199.35)
      Month 3                                                  0.00              0.00             (396,571.27)
      Month 4                                                  0.00              0.00              (94,812.37)
      Month 5                                                  0.00            (123.66)           (118,590.27)
                                                               ----           --------            ------------
      Total Consolidations Within                              0.00           (123.66)            (785,530.54)

(v) Additional Fundings
      Month 1                                                  0.00              0.00                    7.56
      Month 2                                                  0.00              0.00            8,736,131.13
      Month 3                                                  0.00              0.00                    0.00
      Month 4                                                  0.00              0.00                    0.00
      Month 5                                                  0.00              0.00                    0.00
                                                               ----              ----                    ----
      Total Additional Fundings                                0.00              0.00            8,736,138.69

NON CASH ADJUSTMENTS
(vi) Capitalized Interest
      Month 1                                           (167,442.69)        (4,357.92)            (951,570.12)
      Month 2                                           (126,254.58)        (2,013.62)            (767,747.87)
      Month 3                                         (1,979,604.64)        (7,204.48)         (16,006,208.90)
      Month 4                                         (1,596,055.75)        (1,127.18)          (8,050,366.95)
      Month 5                                            (26,355.29)          (834.56)          (1,029,210.05)
                                                      --------------        ----------          --------------
      Total Capitalized Interest                      (3,895,712.95)       (15,537.76)         (26,805,103.89)

(vii) Recorded DOE Interest Subsidy Payments
      Total DOE Receivable (Month 2)                                                              (429,078.36)
      Total DOE Receivable (Month 5)                                                            (1,780,524.61)

(viii) Other Adjustments (net)
      Month 1                                             (1,501.77)            (3.25)              (8,161.30)
      Month 2                                               (875.59)          (128.94)             (54,340.28)
      Month 3                                             (1,905.26)            29.33              (38,059.32)
      Month 4                                             (6,684.18)             0.15             (195,439.12)
      Month 5                                            (13,613.88)             3.88             (386,764.10)     ($355,137.65)
                                                         -----------            -----             ------------
      Total Other Adjustments                            (24,580.68)           (98.83)            (682,764.12)

(ix) Accrued Government Interest
      Month 1                                                                                      429,078.36
      Month 2                                                                                      835,211.58
      Month 3                                                                                      676,315.50
      Month 4                                                                                      268,997.53
      Month                                                                                        263,597.13
                                                                                                 ------------
      Total Accrued Government Interest                                                          2,473,200.10

(x) Accrued Borrower Interest
      Month 1                                            666,715.70         59,985.43            2,446,795.95
      Month 2                                            693,931.93        117,648.22            4,212,536.30
      Month 3                                            678,102.12        113,971.69            4,734,075.72
      Month 4                                            714,692.95        118,996.82            5,472,708.55
      Month 5                                            740,333.01        129,432.32            5,630,357.02
                                                       ------------        ----------           -------------
      Total Accrued Borrower Interest                  3,493,775.71        540,034.48           22,496,473.54

      Total Accrued Interest                           3,493,775.71        540,034.48           24,969,673.64

(xi) Ending Interest Balance                          $1,251,220.42       $164,973.09          $46,598,386.05     $8,830,407.78


                        KEYCORP STUDENT LOAN TRUST 1999-B
                           QUARTERLY SERVICING REPORT
         COLLECTION PERIOD - SEPTEMBER 1, 1999, THROUGH JANUARY 31, 2000
                          Adjustments to Payment Period



C. IDENTIFIED TIMING DIFFERENCES/ADJUSTMENTS
   (i) Collection Trust Account Balance - Interest Collections
       (a)DOE form 799 Interest Subsidy Payments (quarterly Received) -          09/99                  429,078.36
       (b)DOE Form 799 Special Allowance Payments (quarterly)  -                 09/99                        0.00
       (c)DOE form 799  Lender Fee Payments (quarterly) -                        09/99                        0.00
       (d)DOE Consolidation Rebate Fee (monthly)
          Less:  Month 1 int. rebate to DOE on consl. loans                                             (36,301.07)
          Less:  Month 2 int. rebate to DOE on consl. loans                                             (45,971.79)
          Less:  Month 3 int. rebate to DOE on consl. loans                                             (53,988.71)
          Less:  Month 4 int. rebate to DOE on consl. loans                                             (57,722.16)
          Less:  Month 5 int. rebate to DOE on consl. loans                                             (78,340.15)
                                                                                                        -----------
       Net Government Interest Received                                                                                $156,754.48

   (ii) Principal Payments Adjustments Due to Consolidation:
        Month 1 - Consolidation activity                                                                154,264.20
        Month 2 - Consolidation activity                                                               (832,857.89)
        Month 3 - Consolidation activity                                                               (220,547.96)
        Month 4 - Consolidation activity                                                               (391,285.45)
        Month 5 - Consolidation activity                                                               (107,123.90)
                                                                                                       ------------
                                                                                                                    ($1,397,551.00)
   (iii) Other Principal/Interest adjustments:
         (a)  Principal
                                                                                                                             $0.00
                 Interest

                                                                                                                             $0.00

         (b)  Principal

                                                                                                                             $0.00

         (c)  Late Fees                                                                    Mo. 1          1,006.00
                                                                                           Mo. 2          1,235.34
                                                                                           Mo. 3          1,698.65
                                                                                           Mo. 4          5,347.42
                                                                                           Mo. 5          8,982.02
                                                                                                          --------
                                                                                                                        $18,269.43

         (c) Net Realized Losses for Quarter (Reinsurance Write Off)
                                                                                           Mo. 1              0.00
                                                                                           Mo. 2              0.00
                                                                                           Mo. 3              0.00
                                                                                           Mo. 4              0.00
                                                                                           Mo. 5              0.00
                                                                                                              ----
                                                                                                                             $0.00

         (d) Recoveries on previously Liquidated Loans for Quarter
                                                                     $    -           $    -                  0.00
                                                                                                              0.00
                                                                                                              0.00           $0.00
                                                                                                              ----

    (iv) Release Remaining Funds
         (a)  Prefunding                                                                                      0.00           $0.00
    TOTAL TIMING DIFFERENCES                                                                                        ($1,222,527.09)


       NOTIFICATION OF NON-CASH REALIZED LOSSES

              Non Guaranteed Loans for Mo (Charged Off)                                    Mo. 1        (53,905.73)
              Non Guaranteed Loans for Mo (Charged Off)                                    Mo. 2        (41,402.36)
              Non Guaranteed Loans for Mo (Charged Off)                                    Mo. 3        (44,927.88)
              Non Guaranteed Loans for Mo (Charged Off)                                    Mo. 4       (178,884.97)
              Non Guaranteed Loans for Mo (Charged Off)                                    Mo. 5       (361,099.73)
                                                                                                       ------------
                                                                                                       (680,220.67)

                        KEYCORP STUDENT LOAN TRUST 1999-B
                           QUARTERLY SERVICING REPORT



COLLECTION PERIOD - SEPTEMBER 1, 1999, THROUGH JANUARY 31, 2000
 I.   ORIGINAL DEAL PARAMETERS
      (A)  Original Total Bonds                                                              1,000,000,000.00
      (B)  Original Pool Balance                                                              $742,794,276.40
      (C)  Original Prefunding Account Balance                                                $235,202,525.00
      (D)  Subsequent Pool Prefunding Sub-account Deposit                                     $175,202,525.00
      (E)  Other Additional Funding Subaccount Deposit                                         $60,000,000.00
      (F)  Original Class A1 Note Percentage                                                           28.00%
      (G)  Original Class A1 Note Balance                                                     $280,000,000.00
      (H)  Class A1 Note Margin                                                                         0.28%
      (I)  Original Class A2 Note Percentage                                                           62.50%
      (J)  Original Class A2 Note Balance                                                     $625,000,000.00
      (K)  Class A2 Note Margin                                                                         0.43%
      (L)  Original Class M Note Percentage                                                             3.00%
      (M)  Original Class M Note Balance                                                       $30,000,000.00
      (N)  Class M Note Margin                                                                          0.70%
      (O)  Original Certificate Percentage                                                              6.50%
      (P)  Original Certificate Balance                                                        $65,000,000.00
      (Q)  Certificate Margin                                                                           0.90%
      (R)  Reserve Account
           (i)  Reserve Account Initial Deposit                                                $17,500,000.00
           (ii) Reserve Account Initial Deposit Percentage                                              1.75%
           (iii)Specified Reserve Account Balance Percentage                                            1.75%
           (iv) Required Reserve Account Floor Percentage                                               0.20%
           (v)  Required Reserve Account Floor                                                  $2,000,000.00
        (S)Master Servicing Fee Percentage                                                              0.50%
        (T)Initial Deposit to Collections                                                      $12,803,199.00
        (U)Maximum TERI Payments Percentage                                                               19%
 II.  INPUTS FROM PREVIOUS QUARTERLY SERVICER REPORT
      (A)  Pool Balance                                                                                 $0.00
           (i)  Initial Pool Balance                                                          $742,794,276.40
           (ii) Subsequent Pool Pre-Funded Subaccount Balance                                 $175,202,524.95
      (B)  Other Additional Funding Subaccount Balance                                         $60,000,000.00
      (C)  Reserve Account Balance                                                             $17,500,000.00
      (D)  Cap Account Balance                                                                          $0.00
      (E)  Class A1 Notes
           (i)  Balance                                                                       $280,000,000.00
           (ii) Pool Factor                                                                         1.0000000
           (iii)Principal Shortfall                                                                      0.00
           (iv) Interest Shortfall                                                                       0.00
           (v)  Expected Balance [II.(D)(i-iii))]                                              280,000,000.00
           (vi) Class A1 Note Interest Index Carryover                                                   0.00
      (F)  Class A2 Notes
           (i)  Balance                                                                      $ 625,000,000.00
           (ii) Pool Factor                                                                         1.0000000
           (iii)Principal Shortfall                                                                      0.00
           (iv) Interest Shortfall                                                                       0.00
           (v)  Expected Balance [II.(E)(i-iii))]                                            $ 625,000,000.00
           (vi) Class A2 Note Interest Index Carryover                                                   0.00
      (G)  Class M Notes
           (i)  Balance                                                                       $ 30,000,000.00
           (ii) Pool Factor                                                                         1.0000000
           (iii)Principal Shortfall                                                                      0.00
           (iv) Interest Shortfall                                                                       0.00
           (v)  Expected Balance [II.(E)(i-iii))]                                             $ 30,000,000.00
           (vi) Class M Note Interest Index Carryover                                                    0.00
      (H)  Certificates
           (i)  Balance                                                                       $ 65,000,000.00
           (ii) Pool Factor                                                                         1.0000000
           (iii)Principal Shortfall                                                                      0.00
                     Was Certificate interest distribution short last quarter?                              N
           (iv) Interest Shortfall                                                                       0.00
           (v)  Expected Balance [II.(F)(i-iii))]                                             $ 65,000,000.00
           (vi) Certificate Interest Index Carryover                                                     0.00


                        KEYCORP STUDENT LOAN TRUST 1999-B

                           Quarterly Servicing Report
         Collection Period - September 1, 1999, through January 31, 2000


      (I)  Unpaid Servicing Fees
      (J)  Unpaid Administration Fees
      (K)  Cumulative TERI Claims Ratio
      (L)  Cumulative HICA Claims Ratio
      (M)  Cumulative Non-Guaranteed Claims Ratio

III.  INTEREST/SERVICING FEE CALCULATION
      (A)  Reset Date                                                                                   SEP 30-
                                                                                                        NOV 25
                                                                                                        -------
      (B)  Three Month LIBOR                                                                            5.50875%
      (C)  Actual Days in Month                                                                               57
      (D)  Days in Year
      (E)  Weighted Average LIBOR Rate
      (F)  3-Month Libor of the Preceding Determination Date
      (G)  (i)  3-Month Libor of the Preceding Determination Date Less than
                LIBOR Rate by 100 Basis Points?
           (ii) Does Student Loan Rate Need to be Calculated?
      (H)  Borrower Interest Accrued
      (I)  Interest Subsidy Payments Accrued
      (J)  SAP Payment Accrued
      (K)  Reinvestment Earnings [V.(C)+(D)+(E)+(F)+(G)+(H)]
      (L)  Expected Interest Collections [III(H)+(I)+(J)+(K)]
      (M)  Servicing Fee Accrued [V.(A)]
      (N)  Administration Fee Accrued [V.(B)]
      (O)  Student Loan Rate
      (P)  [(Days in Year/Days in Period)*(III((L)-(M)-(N))/Beginning Bond
           Balance)]
      (Q)  (i)   Class A1 Note Student Loan Rate
           (ii)  Class A1 Note Index-based Interest Rate
           (iii) Class A1 Note Interest Rate
      (R)  (i)   Class A2 Note Student Loan Rate
           (ii)  Class A2 Note Index-based Interest Rate
           (iii) Class A2 Note Interest Rate
      (S)  (i)   Class M Note Student Loan Rate
           (ii)  Class M Note Index-based Interest Rate
           (iii) Class M Note Interest Rate
      (T)  (i)   Certificate Student Loan Rate
           (ii)  Certificate Index-based Interest Rate
           (iii) Certificate Interest Rate
IV. QUARTERLY PORTFOLIO PERFORMANCE INPUTS
      (A)  Total Interest Collections (Payments, Claims, Liquidation's,
           Adjustments) [B.(ii)+(iii) +C.(iii)(a)+(d)]
      (B)  Total Principal Collections (including Claim Payments and
           Liquidation's) [A.(ii)+(iii)+IV.(S)]
      (C)  Adjustments to Principal Balance [C.(ii)+(iii)(a)+(b)]
      (D)  Consolidations Origination Fees [C.(i)(d)]
      (E)  Repurchases of Loans from Guarantors
      (F)  Amounts Owed to the DOE or Borrowers [C.(i)(c)]
      (G)  SAP & Subsidy Payments [C.(i)(a)+(b)]
                                                         MONTH 1         MONTH 2       MONTH 3          MONTH 4
      (H)  Late Fees                                    1,006.00        1,235.34      1,698.65         5,347.42
      (I)  Recoveries on Previously Liquidated
           Student Loans
      (J)  Consolidations within the Trust                  0.00    2,896,903.75  7,588,284.22     9,819,748.25
      (K)  New Consolidation Loans                          0.00    1,685,988.41  1,704,285.72     2,451,853.51
      (L)  Subsequent Pool Loans using Other
           Prefunding                                 332,308.29    1,533,050.07
      (M)  Serial Loan Purchases                            0.00            0.00          0.00             0.00
      (O)  Supplemental Guarantee Fees Capitalized          0.00      166,584.24    226,511.05         1,699.45
      (P)  Subsequent Pool Transferred to Trust             0.00  175,202,524.95
      (Q)  New Consolidation Loans Using Subsequent
           Pool Prefunding
      (R)  Subsequent Pool Premium
      (S)  Release of Remaining Prefunding
      (T)  Realized Losses
      (U)  Realized Loss Amount
V.  INPUTS FROM OTHER SOURCES
      (A)  Master Servicing Fee                       309,797.58      383,293.50    381,908.72       380,008.82
      (B)  Administration Fee
      (C)  Collection Account Reinvestment Income           0.00       53,150.54     90,328.20       122,573.99
      (D)  Reserve Account Reinvestment Income              0.00       61,461.83     70,393.39        67,316.40
      (E)  Subsequent Pool Prefunding Account
           Reinvestment Income                              0.00      614,443.19    108,589.58         1,479.03
      (F)  Other Additional Funding Account
           Reinvestment Income                              0.00      210,757.86    228,615.06       210,116.41
      (G)  Escrow Account Reinvestment Income               0.00        3,654.50      7,612.04        14,869.62
      (H)  Cap Account Reinvestment Income                  0.00            0.00          0.00             0.00
                                                            ----            ----          ----             ----
      (I)  Interest Income Subtotal
           [V(D)+(E)+(F)+(G)+(H)]                           0.00      943,467.92    505,538.27       416,355.45
      (J)  Balance Deposited by Seller             12,803,199.00            0.00          0.00             0.00
      (K)  Deposit from Cap Provider





      (I)  Unpaid Servicing Fees                                                                                             0.00
      (J)  Unpaid Administration Fees                                                                                        0.00
      (K)  Cumulative TERI Claims Ratio                                                                                      0.00%
      (L)  Cumulative HICA Claims Ratio                                                                                      0.00%
      (M)  Cumulative Non-Guaranteed Claims Ratio                                                                            0.00%

III.  INTEREST/SERVICING FEE CALCULATION                                                                                    RATE
      (A)  Reset Date                                                                                   NOV 26-
                                                                                                        FEB 24              PERIOD
                                                                                                        -------             ------
      (B)  Three Month LIBOR                                                                            6.10125%
      (C)  Actual Days in Month                                                                               91               148
      (D)  Days in Year                                                                                                        360
      (E)  Weighted Average LIBOR Rate                                                                                  5.8730574%
      (F)  3-Month Libor of the Preceding Determination Date                                                            5.5087500%
      (G)  (i)  3-Month Libor of the Preceding Determination Date Less than
                LIBOR Rate by 100 Basis Points?                                                                                  N
           (ii) Does Student Loan Rate Need to be Calculated?                                                                    N
      (H)  Borrower Interest Accrued                                                                                $22,496,473.54
      (I)  Interest Subsidy Payments Accrued                                                                           $156,754.48
      (J)  SAP Payment Accrued                                                                                               $0.00
      (K)  Reinvestment Earnings [V.(C)+(D)+(E)+(F)+(G)+(H)]                                                         $2,329,856.21
      (L)  Expected Interest Collections [III(H)+(I)+(J)+(K)]                                                       $24,983,084.23
      (M)  Servicing Fee Accrued [V.(A)]                                                                             $1,834,579.68
      (N)  Administration Fee Accrued [V.(B)]                                                                            $3,000.00
      (O)  Student Loan Rate                                                                                              0.00000%
      (P)  [(Days in Year/Days in Period)*(III((L)-(M)-(N))/Beginning Bond
           Balance)]                                                                                        366           5.72382%
      (Q)  (i)   Class A1 Note Student Loan Rate                                                                          6.00382%
           (ii)  Class A1 Note Index-based Interest Rate                                                                  6.15306%
           (iii) Class A1 Note Interest Rate                                                                              6.15306%
      (R)  (i)   Class A2 Note Student Loan Rate                                                                          6.15382%
           (ii)  Class A2 Note Index-based Interest Rate                                                                  6.30306%
           (iii) Class A2 Note Interest Rate                                                                              6.30306%
      (S)  (i)   Class M Note Student Loan Rate                                                                           6.42382%
           (ii)  Class M Note Index-based Interest Rate                                                                   6.57306%
           (iii) Class M Note Interest Rate                                                                               6.57306%
      (T)  (i)   Certificate Student Loan Rate                                                                            6.62382%
           (ii)  Certificate Index-based Interest Rate                                                                    6.77306%
           (iii) Certificate Interest Rate                                                                                6.77306%
IV. QUARTERLY PORTFOLIO PERFORMANCE INPUTS
      (A)  Total Interest Collections (Payments, Claims, Liquidation's,
           Adjustments) [B.(ii)+(iii) +C.(iii)(a)+(d)]                                                               $9,185,545.43
      (B)  Total Principal Collections (including Claim Payments and
           Liquidation's) [A.(ii)+(iii)+IV.(S)]                                                                     $27,511,550.70
      (C)  Adjustments to Principal Balance [C.(ii)+(iii)(a)+(b)]                                                  ($1,397,551.00)
      (D)  Consolidations Origination Fees [C.(i)(d)]                                                                  $272,323.88
      (E)  Repurchases of Loans from Guarantors                                                                              $0.00
      (F)  Amounts Owed to the DOE or Borrowers [C.(i)(c)]                                                                   $0.00
      (G)  SAP & Subsidy Payments [C.(i)(a)+(b)]                                                                       $429,078.36

                                                                                                       QTR END           TOTAL
      (H)  Late Fees                                                                                   8,982.02         $18,269.43
      (I)  Recoveries on Previously Liquidated
           Student Loans                                                                                                     $0.00
      (J)  Consolidations within the Trust                                                        12,400,191.75     $32,705,127.97
      (K)  New Consolidation Loans                                                                 3,598,859.90      $9,440,987.54
      (L)  Subsequent Pool Loans using Other
           Prefunding                                                                                                $1,865,358.36
      (M)  Serial Loan Purchases                                                                           0.00              $0.00
      (O)  Supplemental Guarantee Fees Capitalized                                                   112,366.77        $507,161.51
      (P)  Subsequent Pool Transferred to Trust                                                                    $175,202,524.95
      (Q)  New Consolidation Loans Using Subsequent
           Pool Prefunding
      (R)  Subsequent Pool Premium                                                                                           $0.00
      (S)  Release of Remaining Prefunding                                                                                   $0.00
      (T)  Realized Losses                                                                                             $680,220.67
      (U)  Realized Loss Amount                                                                                              $0.00
V.  INPUTS FROM OTHER SOURCES
      (A)  Master Servicing Fee                                                                      379,571.05      $1,834,579.68
      (B)  Administration Fee                                                                                            $3,000.00
      (C)  Collection Account Reinvestment Income                                                    167,686.76        $433,739.49
      (D)  Reserve Account Reinvestment Income                                                        68,940.22        $268,111.84
      (E)  Subsequent Pool Prefunding Account
           Reinvestment Income                                                                         1,474.95        $725,986.75
      (F)  Other Additional Funding Account
           Reinvestment Income                                                                       205,997.37        $855,486.70
      (G)  Escrow Account Reinvestment Income                                                         20,395.27         $46,531.43
      (H)  Cap Account Reinvestment Income                                                                 0.00              $0.00
                                                                                                           ----
      (I)  Interest Income Subtotal
           [V(D)+(E)+(F)+(G)+(H)]                                                                    464,494.57      $2,329,856.21
      (J)  Balance Deposited by Seller                                                                     0.00     $12,803,199.00
      (K)  Deposit from Cap Provider                                                                                         $0.00


                        KEYCORP STUDENT LOAN TRUST 1999-B

                           QUARTERLY SERVICING REPORT
         COLLECTION PERIOD - SEPTEMBER 1, 1999, THROUGH JANUARY 31, 2000



VI.  PORTFOLIO CHARACTERISTICS
     (A)CHARACTERISTICS OF PORTFOLIO AT BEGINNING OF PERIOD                   Balances as of October 31, 1999
                                                                                   # OF                % OF
                                                   WAC             WAM             LOANS               LOANS
                                                   ---             ---             -----               -----

      Stafford  Loans                              7.01%          119.29           49,483               58.27%
      SLS Loans                                    7.98%           52.48                3                0.00%
      Federal Consolidation Loans                  7.92%          324.55            2,164                2.55%
      Private Loans                                7.87%          252.88           32,732               38.54%
      KAL                                  Not Available                                                 0.00%
      Private Consolidation Loans                  8.24%          343.48              544                0.64%
                                                                                   ------              -------
      TOTAL                                        7.42%          188.96           84,926              100.00%

                                                                                   # OF                % OF
                                                   WAC             WAM             LOANS               LOANS
                                                   ---             ---             -----               -----
      In School                                    7.11%          177.58            2,088                2.46%
      Grace                                        7.21%          174.41           54,895               64.64%
      Deferral                                     7.65%          206.27            8,782               10.34%
      Forbearance                                  7.82%          189.00            4,739                5.58%
      Repayment                                    7.89%          226.38           14,422               16.98%
                                                                                   ------               ------
      TOTAL                                        7.43%          188.96           84,926              100.00%

     (B) CHARACTERISTICS OF REMAINING PORTFOLIO - STUDENT LOAN

                                                                                   # OF                % OF
                                                   WAC             WAM             LOANS               LOANS
                                                   ---             ---             -----               -----
      Stafford Loans                               7.41%          119.45           49,483               46.70%
      SLS Loans                                    7.98%           82.31                3                0.00%
      Federal Consolidation Loans                  7.71%          324.62            3,341                3.15%
      Private Loans                                8.44%          247.61           32,732               30.89%
      KAL                                          8.93%          137.52           19,830               18.72%
      Private Consolidation Loans                  8.83%          340.49              565                0.53%
                                                                                  -------              -------
      TOTAL                                        7.97%          189.33          105,954              100.00%


                                                                                   # OF                % OF
                                                   WAC             WAM             LOANS               LOANS
                                                   ---             ---             -----               -----
      In School                                    7.67%          163.28            4,875                4.60%
      Grace                                        8.39%          240.31           23,012               21.72%
      Deferral                                     7.63%          195.92           10,923               10.31%
      Forbearance                                  7.76%          162.46           12,146               11.46%
      Repayment                                    7.96%          174.33           54,998               51.91%
                                                                                  -------              -------
      TOTAL                                        7.98%          189.33          105,954              100.00%


                                                                                     # OF             % OF LNS IN
           DELINQUENCY                                                               LOANS             REPAYMENT
                                                                                     -----            -----------
                30-60 Days Delinquent                                               4,387                7.98%
                61-90 Days Delinquent                                               1,020                1.85%
                91-120 Days Delinquent                                                305                0.55%
                More than 120 Days Delinquent                                         437                0.79%
                Claims Filed Awaiting Payment                                          29                0.05%
                                                                                    -----               ------
                Total                                                               6,178               11.23%






VI.  PORTFOLIO CHARACTERISTICS
     (A)CHARACTERISTICS OF PORTFOLIO AT BEGINNING OF PERIOD
                                                           CHECK WAC/WAM PRIN TO OUTSTANDING PRIN
                                                                         ACRD INT.              % OF BAL.
                                                 $ AMOUNT               TO BE CAP'D            & INT. CAP
                                                 --------               -----------            ----------
      Stafford  Loans                         406,437,111.77           25,035,233.57               52.65%
      SLS Loans                                    34,000.26                6,564.44                0.00%
      Federal Consolidation Loans              57,291,753.17              363,100.51                7.04%
      Private Loans                           280,919,984.13           32,573,618.18               38.26%
      KAL                                  Not Available                                            0.00%
      Private Consolidation Loans              16,813,456.03                3,375.44                2.05%
                                              --------------           -------------              -------
      TOTAL                                   761,496,305.36           57,981,892.14              100.00%

                                                                         ACRD INT.              % OF BAL.
                                                 $ AMOUNT               TO BE CAP'D            & INT. CAP
                                                 --------               -----------            ----------
      In School                                   17,842,818               1,855,252                2.40%
      Grace                                      466,383,890              44,831,474               62.38%
      Deferral                                    80,229,020               9,421,350               10.94%
      Forbearance                                 47,491,957               1,873,816                6.02%
      Repayment                                  149,548,621                       0               18.25%
                                                ------------             -----------              -------
      TOTAL                                     $761,496,305             $57,981,892              100.00%

     (B) CHARACTERISTICS OF REMAINING PORTFOLIO - STUDENT LOAN

                                                                         ACRD INT.              % OF BAL.
                                                 $ AMOUNT               TO BE CAP'D            & INT. CAP
                                                 --------               -----------            ----------
      Stafford Loans                             379,540,775            5,548,402.67               42.26%
      SLS Loans                                       34,571                4,656.45                0.00%
      Federal Consolidation Loans                 93,982,831              533,165.54               10.37%
      Private Loans                              278,799,607           36,229,595.13               34.57%
      KAL                                         97,840,975            1,373,772.54               10.89%
      Private Consolidation Loans                 17,400,412                2,496.23                1.91%
                                                 -----------           -------------              -------
      TOTAL                                      867,599,170              43,692,089              100.00%


                                                                         ACRD INT.              % OF BAL.
                                                 $ AMOUNT               TO BE CAP'D            & INT. CAP
                                                 --------               -----------            ----------
      In School                                   35,939,467               3,529,017                4.33%
      Grace                                      188,937,959              27,358,351               23.74%
      Deferral                                   104,924,423               9,920,159               12.60%
      Forbearance                                111,162,606               2,884,561               12.51%
      Repayment                                 426,634,715                        0               46.82%
                                                ------------             -----------              -------
      TOTAL                                     867,599,170               43,692,088              100.00%


                                                                           % OF BALANCE
           DELINQUENCY                            $ AMOUNT                 IN REPAYMENT
                                                  ---------                ------------
                30-60 Days Delinquent            $39,702,447                   9.31%
                61-90 Days Delinquent             $9,319,248                   2.18%
                91-120 Days Delinquent            $2,528,373                   0.59%
                More than 120 Days Delinquent     $3,706,003                   0.87%
                Claims Filed Awaiting Payment       $383,149                   0.09%
                                                 -----------                  ------
                Total                            $55,639,220                  13.04%



                        KEYCORP STUDENT LOAN TRUST 1999-B

                           QUARTERLY SERVICING REPORT
         COLLECTION PERIOD - SEPTEMBER 1, 1999, THROUGH JANUARY 31, 2000



      (C)  Current Year's Cumulative Defaults as a % of Outstanding Loans                                                 0.04%
      (D)  Current Year's Cumulative Defaults as a % of Loans in Repayment (annual)                                       0.08%
      (E)  Cumulative Defaults to Date                                                                                    0.05%
      (F)  Cumulative TERI Claims Ratio                                                                                   0.00%
      (G)  Cumulative TERI Claims Amount                                                                                   0.00
      (H)  Max TERI Guaranteed Default reached.  TERI Claims Funds to Seller.                                                 N
      (I)  TERI Trigger Event has occurred                                                                                    N
      (J)  Cumulative HICA Claims Ratio                                                                                   0.00%
      (K)  HICA Trigger Event has occurred                                                                                    N
      (L)  Cumulative Private Non-Guaranteed Undergraduate Losses Ratio                                                   0.93%
      (M)  Non-Guaranteed Private Undergraduate Loan Trigger Event                                                            N
      (N)  Cumulative Private Non-Guaranteed Graduate Losses Ratio                                                        0.07%
      (O)  Non-Guaranteed Private Graduate Loan Trigger Event                                                                 N

VII.  RECONCILIATION OF ACCOUNTS AND DISTRIBUTIONS

      (A)  RECONCILIATION OF SUBSEQUENT POOL PREFUNDING SUBACCOUNT BALANCE
            (i)  Beginning Subsequent Pool Prefunding Subaccount Balance [II.(A)(ii)]                            175,202,524.95
           (ii)  Balance of Subsequent Pool Transferred to Trust [IV.(O)}                                        175,202,524.95
           (iii) Balance of Other Additional Loans Transferred to Trust [IV.(P)]                                          $0.00
           (iv)  Premium Paid to KeyCorp for Subsequent Pool [IV.(Q)]                                                     $0.00
            (v)  Distribution of Remaining Amount                                                                         $0.00
                                                                                                                          -----
           (vi)  Ending Subsequent Pool Prefunding Subaccount Balance [(i)-(ii)-(iii)-(iv)-(v)]                           $0.00

      (B)  RECONCILIATION OF OTHER ADDITIONAL PREFUNDING SUBACCOUNT BALANCE (Prefund ends October 2001)
            (i)  Beginning Prefunding Balance [II.(B)]                                                           $60,000,000.00
           (ii)  Draw from Prefunding to pay Fee, Note or Certificate Holders Interest                                    $0.00
           (iii) Realized Loss Draw                                                                                       $0.00
           (iv)  Draw for Supplemental Guarantee Fees Capitalized [IV.(M)]                                          $507,161.51
            (v)  Draw for Serial/Subsequent Loan Purchases [IV.(K)+(L)]                                           $1,865,358.36
           (vi)  Draw for Consolidation Loans [IV.(J)]                                                            $9,440,987.54
           (vii) Release of Remaining Prefunding Account Balance at End of Prefunding Period [C.(iv)(a)]                  $0.00
                                                                                                                          -----
           (viii)Ending Other Additional Funding Subaccount Balance [(i)-(ii)-(iii)-(iv)-(v)-(vi)-(vii)]         $48,186,492.59

      (C)  COLLECTION ACCOUNT

            (i)  (a)  Total Interest Collections (Payments, Claim Payments, and Adjustments) [IV.(A)]             $9,185,545.43
                 (b)  Total Principal Collections (including Claim Payments and Liquidation's) [IV.(B)+(C)]      $26,113,999.70
                 (c)  Consolidation Origination Fees [IV.(D)]                                                       $272,323.88
                 (d)  Amounts Owed to the DOE or Borrowers [IV.(F)]                                                       $0.00
                 (e)  Interest Guarantee Payments from TERI in excess of the Maximum [B.(iii)]                            $0.00
                 (f)  Principal Guarantee Payments from TERI in excess of the Maximum [A.(ii)]                            $0.00
                 (g)  Late Fee Collections Due Seller                                                                $18,269.43
           (ii)  SAP & Subsidy Payments [IV.(G)]]                                                                   $429,078.36
           (iiii)Recoveries on Previously Liquidated Student Loans [IV.(H)]                                               $0.00
           (iv)  Loans Purchased by Seller &/or Servicer                                                                  $0.00
            (v)  Reimbursement for Non-Guaranteed Interest Subsidy & SAP                                                  $0.00
           (vi)  Consolidation Loans                                                                                      $0.00
           (vii) Initial Balance Deposited [V.(J)]                                                               $12,803,199.00
           (viii)Reinvestment Income on Trust Accounts [V.(D)+(E)+(F)+(G)+(H))]                                   $2,329,856.21
           (ix)  Available Funds [(i)(a)+(b)-(c)-(d)-(e)+(f)-(g) +(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)]         $50,607,624.25

      (D)  PRINCIPAL DISTRIBUTION AMOUNT

            (i)  Noteholders' Priority Principal Distribution [(I)(iii)]                                                  $0.00
           (ii)  Realized Loss Amount                                                                                     $0.00

           (iii) Total Interest Collections [(C)(i)(a)+(d)+(d)+(ii)+(iii)+(viii)]                                $11,672,156.12
           (iv)  Master Servicing and Administration Fee [(E)(ii)+(x)]                                            $1,837,579.68
            (v)  Interest Distribution Amount [(F)(i)(a)+(ii)(a)+(iii)(a)]                                       $25,898,797.22
           (vi)  Excess Interest [MAX((ii)-(iii)+(iv),0)]                                                                 $0.00

           (vii) Reserve Account Covered Amount [max(0,VII.(G)(vi))]                                                      $0.00
           (viii)Specified Reserve Account balance [max(I.(O)(v),(II.(D)(i)+(E)(i)+(F)(i))*I.(O)(iii)]           $17,500,000.00

           (ix)  Note Priority Principal Distribution [(I)(iii)]                                                          $0.00

            (x)  Specified Collateral Balance [A(xi)+VII(A)(vi)+(B)(viii)]                                       959,477,751.59
           (xi)  Principal Distribution [min((C)(xi)-(i)(e)-(i)(f))-(D)(iii)-(iv),(x))]                          $22,852,977.92
           (xii) Reductions in Principal Balance due to Windfall and Waiving of Balances                                  $0.00
           (xiii)Principal Distribution Amount [(xi)+(xii)]                                                      $22,852,977.92


                        KEYCORP STUDENT LOAN TRUST 1999-B

                           QUARTERLY SERVICING REPORT
         COLLECTION PERIOD - SEPTEMBER 1, 1999, THROUGH JANUARY 31, 2000



       (E) DISTRIBUTIONS TO SELLER, MASTER SERVICER AND ADMINISTRATOR
            (i)  Excess TERI Collections to Seller                                                                 $0.00
                 [(C)(i)(e)+(f)]
           (ii)  Late Fees Collections Due                                                                    $18,269.43
                 Seller
          (iii)  Master Servicing Fee Due                                                                  $1,834,579.68
                 [(V.(A))]                                                                                 -------------
           (iv)  Unpaid Master Servicing Fees                                                                      $0.00
                 [II.(I)]
            (v)  Master Servicing Fee                                                                      $1,834,579.68
                 Paid
           (vi)  Master Servicing Fee Shortfall                                                                    $0.00
                 [(iii)+(iv)-(v)]
          (vii)  Administration Fee Due                                                                        $3,000.00
                 [V.(B)]
         (viii)  Unpaid Administration Fee                                                                         $0.00
                 [III.(J)]
           (ix)  Administration Fee                                                                            $3,000.00
                 Paid                                                                                          ---------
            (x)  Administration Fee Shortfall                                                                      $0.00
                 [(vii)+(viii)-(ix))]
       (F) DISTRIBUTIONS TO BONDHOLDERS
            (i)  Class A1 Notes (Final Maturity 08/2007
                 Distribution)
                 (a)  Interest Due                                                                         $7,082,852.78
                      [(II.(E)(i)+(iv))*III.(Q)(ii)*III.(C)/III.(D)]
                 (b)  Interest Paid                                                                        $7,082,852.78
                                                                                                           -------------
                 (c)  Interest Carryover Shortfall                                                                 $0.00
                      [(a)-(b)]
                 (d)  Interest Index Carryover Due [max(0,III.(Q)(ii)-(0)),0)III(C)/(D)                            $0.00
                      +II.(E)(vi)*(1+III.(Q)(ii)*III(C)/(D))]
                 (e)  Interest Index                                                                               $0.00
                      Carryover Paid                                                                               -----
                 (f)  Interest Index Carryover                                                                     $0.00
                      Shortfall [(d)-(e)]
                 (g)  Class A1 Cap Funds Due                                                                       $0.00
                      [MAX(MAX(((+II(E)(i)+(iv))*III(Q)(i)*(C)/(D))-((+II(E)(i)+
                      (vi))*III(Q)(ii)*(C)/(D)),0),0)]
                 (h)  Class A1 Cap Funds Paid                                                                      $0.00
                                                                                                                   -----
                 (i)  Class A1 Cap Funds Shortfall                                                                 $0.00
                      [(g)-(h)]
                 (j)  Principal Due                                                                       $22,852,977.92
                      [min(II.(E)(v),(VII.(D)(xiii))+II.(E)(iii)]
                 (k)  Principal Paid                                                                      $22,852,977.92
                                                                                                          --------------
                 (l)  Principal                                                                                    $0.00
                      Shortfall [(j)-(k)]
                 (m)  Pre-Funding Account Releases                                                                 $0.00
                 (n)  Total Distribution Amount                                                           $29,935,830.70
                      [(b)+(d)+(k)+(m)]
           (ii)  Class A2 Notes (Final Maturity 08/2027
                 Distribution)
                 (a)  Interest Due                                                                        $16,195,355.90
                      [(II(F)(i)+(iv))*III.(R)(iii)*III(C)/III.(D)]
                 (b)  Interest Paid                                                                       $16,195,355.90
                                                                                                          --------------
                 (c)  Interest Carryover Shortfall                                                                 $0.00
                      [(a)-(b)]
                 (d)  Interest Index Carryover Due [max(0,III.(R)-(0)),0)III.(C)/(B)                               $0.00
                      +II.(E)(vi)*(1+III.(R)*(C)/(B))]
                 (e)  Interest Index                                                                               $0.00
                      Carryover Paid                                                                               -----
                 (f)  Interest Index Carryover                                                                     $0.00
                      Shortfall [(d)-(e)]
                 (g)  Class A2 Cap Funds Due                                                                       $0.00
                 (h)  Class A2 Cap Funds Paid                                                                      $0.00
                 (i)  Class A2 Cap Funds                                                                           $0.00
                      Shortfall
                 (j)  Principal Due                                                                                $0.00
                      [min(II.(E)(v),VII.(D)(xii)-(VII.(F)(i)(f)-II.(D)
                      (iii))),+II.(E)(iii)]
                 (k)  Principal Paid                                                                               $0.00
                 (l)  Principal Shortfall                                                                          $0.00
                      [(g)-(h)]                                                                                    -----
                 (m)  Pre-Funding Account Releases                                                                 $0.00
                 (n)  Total Distribution Amount                                                           $16,195,355.90
                      [(b)+(e)+(h)+(j)]
           (iii) Class M Notes (Final Maturity 08/2029
                 Distribution)
                 (a)  Interest Due                                                                           $810,677.08
                      [(II(E)(i)+(iv))*III.(S)*III.(C)/III.(D)]
                 (b)  Interest Paid                                                                          $810,677.08
                                                                                                             -----------
                 (c)  Interest Carryover Shortfall                                                                 $0.00
                      [(a)-(b)]
                 (d)  Interest Index Carryover Due [max(0,III.(R)-(0)),0)III.(C)/(B)                               $0.00
                      +II.(E)(vi)*(1+III.(R)*(C)/(B))]
                 (e)  Interest Index                                                                               $0.00
                      Carryover Paid                                                                               -----
                 (f)  Interest Index Carryover                                                                     $0.00
                      Shortfall [(d)-(e)]
                 (g)  Class M Cap Funds                                                                            $0.00
                      Due
                 (h)  Class M Cap Funds                                                                            $0.00
                      Paid
                 (i)  Class M Cap Funds                                                                            $0.00
                      Shortfall
                 (j)  Principal Due                                                                                $0.00
                      [min(II.(E)(v),VII.(D)(xii)-(VII.(F)(i)(f)-II.(D)
                      (iii))),+II.(E)(iii)]
                 (k)  Principal Paid                                                                               $0.00
                                                                                                                   -----
                 (l)  Principal Shortfall                                                                          $0.00
                      [(g)-(h)]
                 (m)  Pre-Funding Account Releases                                                                 $0.00
                 (n)  Total Distribution Amount                                                              $810,677.08
                      [(b)+(e)+(h)+(j)]
           (iv)  Certificates (Final Maturity11/2036
                 Distribution Date)
                 (a)  Interest Due                                                                         $1,809,911.46
                      [(II(F)(i)+(iv))*III.(U)*III.(C)/III.(D)]
                 (b)  Interest Paid                                                                        $1,809,911.46
                                                                                                           -------------
                 (c)  Interest Carryover Shortfall                                                                 $0.00
                      [(a)-(b)]
                 (d)  Interest Index Carryover Due                                                                 $0.00
                      [II.(F)(i)*max(0,(III.(T)-(O))*III.(C)/(D)*II(F)(vi)*
                      (1+(III.(T)*III.(C)/(D))]
                 (e)  Interest Index                                                                               $0.00
                      Carryover Paid                                                                               -----
                 (f)  Interest Index Carryover                                                                     $0.00
                      Shortfall [(d)-(e)]
                 (g)  Certificate Cap Funds                                                                        $0.00
                      Due
                 (h)  Certificate Cap Funds                                                                        $0.00
                      Paid
                 (i)  Certificate Cap Funds                                                                        $0.00
                      Shortfall
                 (j)  Principal Due                                                                                $0.00
                      [min(II.(F)(v),VII.(D)(xii)-(VII.(F)(i)(f)-II.(D)
                      (iii)+VII.(F)(ii)(f)-II.(E)(iii)))+II.(F)(iii)]
                 (k)  Principal Paid                                                                               $0.00
                                                                                                                   -----
                 (l)  Principal                                                                                    $0.00
                      Shortfall [(j)-(k)]
                 (m)  Total Distribution Amount                                                            $1,809,911.46
                      [(b)+(e)+(h)]

                                                                                                                             Page 9
                                                   KEYCORP STUDENT LOAN TRUST 1999-B
                                                       Quarterly Servicing Report
                                     Collection Period - September 1, 1999, through January 31, 2000


(G)RECONCILIATION OF RESERVE ACCOUNT ("RA")
     (i)   Beginning RA Balance [II.(C)]                                                                           $17,500,000.00
    (ii)   RA Draws                                                                                                         $0.00
    (iii)  Realized Loss Draw                                                                                               $0.00

    (iv)   RA Balance Prior to Release [(i)-(ii)+(iii)]                                                            $17,500,000.00
     (v)   Specified Reserve Account Balance [VII.(D)(viii)]                                                       $17,500,000.00
    (vi)   Deposit required to Reach Specified Reserve Account balance [(v)-(iv)]                                           $0.00
    (vii)  Release from Reserve Account [max(0,(v)-(iv)]                                                                    $0.00

   (viii)  Ending RA Balance [(iv)+(vi)-(vii)]                                                                     $17,500,000.00

(H)RECONCILIATION OF CAP ACCOUNT
     (i)   Beginning Cap Account Balance [II.(C)]                                                                           $0.00
    (ii)   Deposit from  Cap Provider                                                                                       $0.00
    (iii)  Draw from Cap Account                                                                                            $0.00
    (iv)   Reimbursement to Cap Provider                                                                                    $0.00

     (v)   Ending Cap Account Balance [(iv)+(vi)-(vii)]                                                                     $0.00

(I)RECONCILIATION OF COLLECTION ACCOUNT
     (i)   Available Funds [VII.(C)(xi)]                                                                           $50,607,624.25
    (ii)   Release to Seller for Late Fee Collections                                                                  $18,269.43
    (iii)  Releases to Seller for Excess TERI Collections [VII.(C)(i)(e)+(f)]                                               $0.00
    (iv)   Master Servicing Fee Paid [VII.(E)(iv)]                                                                  $1,834,579.68
     (v)   Administration Fee Paid [VII.(E)(xi)]                                                                        $3,000.00
    (vi)   Noteholders Distribution Amount [VII.(G)(i)(k)+(ii)(k)]                                                 $46,941,863.68
    (vii)  Certificateholders Distribution Amount [VII.(F)(iii)(j)]                                                 $1,809,911.46
   (viii)  Prefunding Account Releases [VII.(A)(v)+(B)(vi)]                                                                 $0.00
    (ix)   Prefunding Account Draw                                                                                          $0.00
     (x)   RA Draws [VII.(G)(ii)]                                                                                           $0.00
    (xi)   Releases of Cash Initially in the Reserve Account [max(0,VII.(G)(i)-(ii)+(viii))]                                $0.00
    (xii)  Cap Account Draw                                                                                                 $0.00
   (xiii)  Reimburse Cap Provider                                                                                           $0.00
    (xiv)  Releases to Key Bank USA [VII.(H)(i)-(ii)-(iii)-(iv)-(v)-(vi)-(vii)+(viii)+(ix)+(x)]                            ($0.00)
    (xv)   Ending Collection Account Balance [(iv)+(vi)-(vii)]                                                              $0.00

(J)Noteholders' Priority Principal Distribution
     (i)   Note Balance after Distribution                                                                        $912,147,022.08
    (ii)   Note Collateralization Amount                                                                          $959,634,506.07
                                                                                                                  ---------------
    (iii)  Noteholders' Priority Principal Distribution [max((I)(i)-(ii),0)]                                                $0.00

(K)POOL BALANCES AND PORTFOLIO INFORMATION                                          Beginning                        End
                                                                                    of Period                     of Period
                                                                             -------------------------     -------------------------
     (i)   Total Security (Bond) Balance                                          $1,000,000,000.00               $977,147,022.08
    (ii)   Pool Balance                                                             $742,794,276.40               $911,291,259.00
    (iii)  Class A1 Note Balance                                                    $280,000,000.00               $257,147,022.08
    (iv)   Class A1 Pool Factor                                                           1.0000000                     0.9183822
     (v)   Class A1 Note Principal Shortfall                                                  $0.00                         $0.00
    (vi)   Class A2 Note Balance                                                    $625,000,000.00               $625,000,000.00
    (vii)  Class A2 Pool Factor                                                           1.0000000                     1.0000000
   (viii)  Class A2 Note Principal Shortfall                                                  $0.00                         $0.00
    (ix)   Class M Note Balance                                                     $ 30,000,000.00               $ 30,000,000.00
     (x)   Class M Pool Factor                                                            1.0000000                     1.0000000
    (xi)   Class M Note Principal Shortfall                                                   $0.00                         $0.00
    (xii)  Certificate Balance                                                       $65,000,000.00                $65,000,000.00
   (xiii)  Certificate Pool Factor                                                        1.0000000                     1.0000000
    (xiv)  Certificate Principal Shortfall                                                    $0.00                         $0.00
    (xv)   Subsequent Pool Prefunding Subaccount Balance                            $175,202,524.95                         $0.00
    (xvi)  Other Additional Funding Subaccount Balance                               $60,000,000.00                $48,186,492.59

                                                                                                                            Page 10
                                                         KEYCORP STUDENT LOAN TRUST 1999-B
                                                             Quarterly Servicing Report
                                        Collection Period - September 1, 1999, through January 31, 2000
                                                   Statement to Certificateholders and Noteholders

  (i)    (a)  Amount of distribution allocable to principal of the Class A-1 Notes                                   $22,852,977.92
                        per $1000 face                                                                                  $0.00008162
                   Principal Carryover Shortfall                                                                              $0.00
                        per $1000 face                                                                                  $0.00000000
         (b)  Amount of distribution allocable to principal of the Class A-2 Notes                                            $0.00
                        per $1000 face                                                                                  $0.00000000
                   Principal Carryover Shortfall                                                                              $0.00
                        per $1000 face                                                                                  $0.00000000
         (c)  Amount of distribution allocable to principal of the Class M Notes                                              $0.00
                        per $1000 face                                                                                  $0.00000000
                   Principal Carryover Shortfall                                                                              $0.00
                        per $1000 face                                                                                  $0.00000000
         (d)  Amount of distribution allocable to principal of the Certificates                                               $0.00
                        per $1000 face                                                                                  $0.00000000
                   Principal Carryover Shortfall                                                                              $0.00
                        per $1000 face                                                                                  $0.00000000

 (ii)    (a)  Amount of distribution allocable to interest on the Class A-1 Notes                                     $7,082,852.78
                        per $1000 face                                                                                  $0.00002530
                   Amount of distribution allocable to Class A1Noteholders' Interest Index Carryover                          $0.00
                        per $1000 face                                                                                  $0.00000000
                        Outstanding Amount After Distribution                                                                 $0.00
         (b)  Amount of distribution allocable to interest on the Class A-2 Notes                                    $16,195,355.90
                        per $1000 face                                                                                  $0.00002591
                   Amount of distribution allocable to Class A-2Noteholders' Interest Index Carryover                         $0.00
                        per $1000 face                                                                                  $0.00000000
                        Outstanding Amount After Distribution                                                                 $0.00
         (c)  Amount of distribution allocable to interest on the Class M Notes                                         $810,677.08
                        per $1000 face                                                                                  $0.00002702
                   Amount of distribution allocable to Class M Noteholders' Interest Index Carryover                          $0.00
                        per $1000 face                                                                                  $0.00000000
                        Outstanding Amount After Distribution                                                                 $0.00
         (d)  Amount of distribution allocable to interest on the Certificates                                        $1,809,911.46
                        per $1000 face                                                                                  $0.00002784
                   Amount of distribution allocable to Certificateholders Interest Index Carryover                            $0.00
                        per $1000 face                                                                                  $0.00000000
                        Outstanding Amount After Distribution                                                                 $0.00
         (e)  Class A-1 Note Interest Rate   Student Loan Rate   6.00382%   Index Rate   6.15306%   3-Month LIBOR        6.1530574%
         (f)  Class A-2 Note Interest Rate   Student Loan Rate   6.15382%   Index Rate   6.30306%   3-Month LIBOR        6.3030574%
         (g)  Class M Note Interest Rate     Student Loan Rate   6.42382%   Index Rate   6.57306%   3-Month LIBOR        6.5730574%
         (h)  Certificate Interest Rate      Student Loan Rate   6.62382%   Index Rate   6.77306%   3-Month LIBOR        6.7730574%

(iii)   (a)   Ending Cap Account Balance                                                                                      $0.00
        (b)   Class A-1 Cap Payment                                                                                           $0.00
                   Allocable to Interest Index Carryover                                                                      $0.00
        (c)   Class A-2 Cap Payment                                                                                           $0.00
                   Allocable to Interest Index Carryover                                                                      $0.00
        (d)   Class M Cap Payment                                                                                             $0.00
                   Allocable to Interest Index Carryover                                                                      $0.00
        (e)   Certificate Cap Payment                                                                                         $0.00
                   Allocable to Interest Index Carryover                                                                      $0.00
 (iv)   Pool Balance                                                                                                $911,291,259.00
  (v)    (a)  Aggregate outstanding principal balance of Class A-1 Notes                                            $257,147,022.08
                   Note Pool Factor                                                                                       0.9183822
         (b)  Aggregate outstanding principal balance of Class A-2 Notes                                            $625,000,000.00
                   Note Pool Factor                                                                                       1.0000000
         (c)  Aggregate outstanding principal balance of Class M Notes                                               $30,000,000.00
                   Note Pool Factor                                                                                       1.0000000
         (d)  Aggregate outstanding principal balance of Certificates                                                $65,000,000.00
                   Certificate Pool Factor                                                                                1.0000000

                                                                                                                            Page 11
                                                  KEYCORP STUDENT LOAN TRUST 1999-B
                                                      Quarterly Servicing Report
                                 Collection Period - September 1, 1999, through January 31, 2000
                                    Statement to Certificateholders and Noteholders (page 2)

(vi)    (a)  Master Servicing Fee paid during Collection Period                                                      $1,834,579.68
                  per $1000 A-1 note face                                                                             $0.000006552
                  per $1000 A-2 note face                                                                             $0.000002935
                  per $1000 M note face                                                                               $0.000061153
                  per $1000 certificate face                                                                          $0.000028224
        (b)  Administration Fee paid                                                                                     $3,000.00
                  per $1000 A-1 note face                                                                             $0.000000011
                  per $1000 A-2 note face                                                                             $0.000000005
                  per $1000 M note face                                                                               $0.000000100
                  per $1000 certificate face                                                                          $0.046153846

 (vii)  Portfolio By Status
        (a)  In School                                                                                                       4.33%
        (b)  Grace                                                                                                          23.74%
        (c)  Deferral                                                                                                       12.60%
        (d)  Forbearance                                                                                                    12.51%
        (e)  Repayment                                                                                                      46.82%

(viii)  (a)  Aggregate Realized Losses                                                                                 $680,220.67
        (b)  Realized Loss Amount                                                                                            $0.00
        (c)  Amount of Loans 30-60 Days Delinquent                                                                  $39,702,447.38
        (d)  Amount of Loans 61-90 Days Delinquent                                                                   $9,319,248.10
        (e)  Amount of Loans 91-120 Days Delinquent                                                                  $2,528,373.13
        (f)  Amount of Loans More than 120 Days Delinquent                                                           $3,706,002.83
        (g)  Amount of Loans Claims Filed Awaiting Payment                                                             $383,148.65

 (ix)   (a)  Reserve Account balance                                                                                $17,500,000.00
        (b)  Draw for this Distribution Date                                                                                 $0.00
        (c)  Realized Loss Draw                                                                                              $0.00

  (x)   (a)  Other Additional Prefunding Subaccount balance                                                         $48,186,492.59
        (b)  Draw for this Distribution Date                                                                                 $0.00
        (c)  Realized Loss Draw                                                                                              $0.00

 (xi)   Subsequent Prefunding Subaccount balance                                                                             $0.00

 (xii)  Prefunding Account release to Noteholders                                                                            $0.00

(xiii)  Aggregate Purchased Loans for Collection Period                                                            $187,016,032.36

(xiv)   (a)  Excess TERI Collections to Seller                                                                               $0.00
        (b)  Cumulative TERI  Payments Percentage                                                                            0.00%

(xv)    Parity Percentage                                                                                                   98.19%

                        KEYCORP STUDENT LOAN TRUST 1999-B

                              OFFICER'S CERTIFICATE


Banker's Trust Company
Four Albany Street
New York, NY 10006
ATTN:        Corporate Trust & Agency Group
             Structured Finance
 (212) 250-6501
FAX (212) 250-6439

RE:  Distribution Date:            February 25, 2000

Pursuant to Section 5.05(c),5.06 and 5.08(c) of the Sale and Servicing Agreement,  Bankers Trust Company is instructed to
make the following distribution on            February 25, 2000         from funds on deposit in the KeyCorp Student
Loan Trust 1999-B Collection Account #                  35-214-100-8867

(i)          KeyBank, USA, NA
             TERI Guarantee Payments in Excess of the Maximum TERI Payments Amount                            $0.00

(ii)         KeyBank National Association, as Master Servicer:
                           January                Servicer Payment                                        $ 379,571.05

(iii)   KeyBank National Association, as Administrator:                                                   $ 3,000.00

(iv)    (a)  Class A-1 Noteholders Interest Distribution Amount:                                          $ 7,082,852.78
        (b)  Class A-2 Noteholders Interest Distribution Amount:                                          $16,195,355.90

(v)     Class M Noteholders Interest Distribution Amount:                                                 $ 810,677.08

(vi)    Certificateholders Interest Distribution Amount:                                                  $ 1,809,911.46

(vii)   Reserve Account representing the amount necessary to reinstate the balance of
        the Reserve Account up to the Specified Reserve Account Balance:                                      $0.00

(viii)  (a)  Class A-1 Noteholders Principal Distribution Amount:                                         $22,852,977.92
        (b)  Class A-2 Noteholders Principal Distribution Amount:                                             $0.00
        (b)  Class M Noteholders Principal Distribution Amount:                                               $0.00

(ix)    Certificateholders Principal Distribution Amount:                                                     $0.00

        Payment Instructions:                 Wire transfer to :
                                              Bank One, National Association
                                              ABA #071000013
                                              Account #4811-5377
                                              ATTN:  J. Kinney


                                                                                                                              Page 2

(x)     (a)  (1)  Class A-1 Noteholders Interest Index Carryover:                                        $0.00
             (2)  Class A-1 Cap Funds Allocable to Interest Index Carryover                              $0.00
        (b)  (1)  Class A-2 Noteholders Interest Index Carryover:                                        $0.00
             (2)  Class A-2 Cap Funds Allocable to Interest Index Carryover                              $0.00
(xi)         (1)  Class M Noteholders Interest Index Carryover:                                          $0.00
             (2)  Class M Cap Funds Allocable to Interest Index Carryover                                $0.00
(xii)        (1)  Certificateholders Interest Index Carryover:                                           $0.00
             (2)  Certificate Funds Allocable to Interest Index Carryover                                $0.00

(xiii)  Reimburse Cap Provider for prior Cap Payments                                                    $0.00

(xiv)   Available Funds remaining after the application of clauses (i) through (xiii) to Seller:         ($0.00)

Pursuant to Section 5.02 of the Sale and Servicing Agreement, the Administrator will deposit appropriate funds in
the  KeyCorp Student  Loan  Trust  1999-A Collection Account on                  February 24, 2000       . Subsequently
 a wire transfer from the Collection Account in the amount of           $48,751,775.14              will be initiated to the
 Indenture Trustee.

                                          KeyBank, USA, National Association
                                          by:
                                          ______________________________
                                          Darlene H. Dimitrijevs, CPA
Date:    February 22, 2000                Senior Vice President

                                          by:
                                          ______________________________
                                          Sagar Cherukuri
                                          Assistant Vice President

Distribution:
Bank One, National Association
One First National Plaza, Suite 0126
Chicago, IL 60670
ATTN:  Corporate Trust Administration
(312) 407-0192
FAX (312) 407-1708

                                           KEYCORP STUDENT LOAN TRUST 1999-B
                                                 NOTEHOLDERS' STATEMENT
                                   pursuant to Section 5.07(b) of Sale and Servicing
                      Agreement (capitalized terms used herein are defined in Appendix A thereto)

-------------------------------------------------------------------------------------------------------------------------

Distribution Date:  February 25, 2000

(i)     Amount of principal being paid or distributed in respect of the Class A-1 Notes:
                  $22,852,977.92
                  --------------------
                (  $ 0.0000816       , per $1,000 original principal amount of the Notes)
                  --------------------
(ii)    Amount of principal being paid or distributed in respect of the Class A-2 Notes:
                  $0.00
                  --------------------
                (  $ -                , per $1,000 original principal amount of the Notes)
                  --------------------
(iii)   Amount of principal being paid or distributed in respect of the Class M Notes:
                  $0.00
                  --------------------
                (  $ -                , per $1,000 original principal amount of the Notes)
                  --------------------
(iv)    Amount of interest being paid or distributed in respect of the Class A-1 Notes:
                  $7,082,852.78
                  --------------------
                (  $ 0.0000253        , per $1,000 original principal amount of the Notes)
                  --------------------
(v)     Amount of interest being paid or distributed in respect of the Class A-2 Notes:
                  $16,195,355.90
                  --------------------
                (  $ 0.0000259        , per $1,000 original principal amount of the Notes)
                  --------------------
(vi)    Amount of interest being paid or distributed in respect of the Class M Notes:
                  $810,677.08
                  --------------------
                (  $ 0.0000270        , per $1,000 original principal amount of the Notes)
                  --------------------
(vii)   Amount of Noteholders' Interest Index Carryover being or distributed (if any) and amount remaining (if any):
        (1)  Distributed to Class A-1 Noteholders:
                  $0.00
                  --------------------
                (  $ -                , per $1,000 original principal amount of the Notes)
                  --------------------
        (2)  Distributed to Class A-2 Noteholders:
                  $0.00
                  --------------------
                (  $ -                , per $1,000 original principal amount of the Notes)
                  --------------------
        (3)  Distributed to Class M Noteholders:
                  $0.00
                  --------------------
                (  $ -                , per $1,000 original principal amount of the Notes)
                  --------------------
        (4)  Balance on Class A-1 Notes:
                  $0.00
                  --------------------
                (  $ -                , per $1,000 original principal amount of the Notes)
                  --------------------
        (5)  Balance on Class A-2 Notes:
                  $0.00
                  --------------------
                (  $ -                , per $1,000 original principal amount of the Notes)
                  --------------------
        (6)  Balance on Class M Notes:
                  $0.00
                  --------------------
                (  $ -                , per $1,000 original principal amount of the Notes)
                  --------------------
(viii)  Payments made under the Cap Agreement on such date:               Not Applicable
                                                           ---------------------------------
                ( $0.00               with respect to the Class A-1 Notes,
                  --------------------
                ( $0.00               with respect to the Class A-2 Notes,
                  --------------------
                ( $0.00               with respect to the Class M Notes,
                  --------------------
(ix)    Pool Balance at end of related Collection Period:           $911,291,259.00
                                                                    ----------------------------

                                                                                                                             Page 2

(x)     After giving effect to distributions on this Distribution Date:
        (a)  (1)  Outstanding principal amount of Class A-1 Notes:       $257,147,022.08
                                                                         ----------------------------
             (2)  Class A-1 Note Pool Factor:               0.91838222
                                                     --------------------
        (b)  (1)  Outstanding principal amount of Class A-2 Notes:       $625,000,000.00
                                                                         ----------------------------
             (2)  Class A-2 Note Pool Factor:               1.00000000
                                                     --------------------
        (c)  (1)  Outstanding principal amount of Class M Notes:         $30,000,000.00
                                                                         ----------------------------
             (2)  Class M Note Pool Factor:                 1.00000000
                                                     --------------------
        (d)  (1)  Outstanding principal amount of Certificates:          $65,000,000.00
                                                                         ----------------------------
             (2)  Certificate Pool Factor:                  1.00000000
                                                     --------------------
(xi)    Note Interest Rate for the Notes:
        (a)  In general
             (1)  Three-Month Libor was
                  5.5087500%     for the period from the Closing Date to but excluding 11/26/99 and
                  ---------------
                  6.1012500%     for the period from and including 11/26/99 to but excluding 02/25/2000 and
                  ---------------
             (2)  The Student Loan Rate was:         Not Applicable      (1)
                                                     --------------------
        (b)  Note Interest Rate for the Class A-1 Notes:       6.1530574%     (Based on 3-Month LIBOR)
                                                               ---------------
        (c)  Note Interest Rate for the Class A-2 Notes:       6.3030574%     (Based on 3-Month LIBOR)
                                                               ---------------
        (d)  Note Interest Rate for the Class M Notes:         6.5730574%     (Based on 3-Month LIBOR)
                                                               ---------------
(xii)   (a)  Amount of Master Servicing Fee for  related Collection Period:        $1,834,579.68
                                                                                   -----------------------
                   $ 0.000006552      , per $1,000 original principal amount of the Class A-1 Notes.
                  --------------------
                   $ 0.000002935      , per $1,000 original principal amount of the Class A-2 Notes.
                  --------------------
                   $ 0.000061153      , per $1,000 original principal amount of the Class M Notes.
                  --------------------
(xiii)       Amount of Administration Fee for related Collection Period:           $3,000.00
                                                                                   -----------------------
                   $ 0.000000011      , per $1,000 original principal amount of the Class A-1 Notes.
                  --------------------
                   $ 0.000000005      , per $1,000 original principal amount of the Class A-2 Notes.
                  --------------------
                   $ 0.000000100      , per $1,000 original principal amount of the Class M Notes.
                  --------------------
(xiv)   (a)  Aggregate amount of Realized Losses (if any) for the related Collection Period:         $680,220.67
                                                                                                     --------------------
        (b)  Delinquent Contracts                           # Disb.     %                 $ Amount                 %
             30-60 Days Delinquent                      4,387       7.98%           $ 39,702,447                  9.31%
             61-90 Days Delinquent                      1,020       1.85%           $  9,319,248                  2.18%
             91-120 Days Delinquent                       305       0.55%           $  2,528,373                  0.59%
             More than 120 Days Delinquent                437       0.79%           $  3,706,003                  0.87%
             Claims Filed Awaiting Payment                 29       0.05%           $    383,149                  0.09%
                                                     ----------     ----------     -----------------------     ----------
                TOTAL                                   6,178       11.23%          $ 55,639,220                 13.04%
(xv)    Amount in the Prefunding Account:       $48,186,492.59
                                                --------------------
(xvi)   Amount remaining in the Subsequent Pool Pre-Funding Subaccount not used to acquire
             Subsequent Pool Student Loans:          0.00
                                                     ----------

     (1)This Calculation not required unless Three-Month LIBOR for such Interest Period is 100 basis points greater than Three-Month LIBOR of the preceding Determination Date.


                                         KEYCORP STUDENT LOAN TRUST 1999-B
                                           CERTIFICATEHOLDERS' STATEMENT
                                 pursuant to Section 5.07(b) of Sale and Servicing
                    Agreement (capitalized terms used herein are defined in Appendix A thereto)

--------------------------------------------------------------------------------------------------------------------

Distribution Date:  February 25, 2000

(i)     Amount of principal being paid or distributed in respect of the Certificates:
                  $0.00
                  ----------------------
                (   $ -                 , per $1,000 original principal amount of the Notes)
                  ----------------------

(ii)    Amount of interest being paid or distributed in respect of the Certificates:
                  $1,809,911.46
                  ----------------------
                (  $ 0.0000278          , per $1,000 original principal amount of the Notes)
                  ----------------------
(iii)   Amount of Certificateholders' Interest Index Carryover being or distributed (if any) and amount remaining (if any):
        (1)  Distributed to Certificateholders:
                  $0.00
                  ----------------------
                (   $ -                 , per $1,000 original principal amount of the Certificates)
                  ----------------------
        (2)  Balance on Certificateholders:
                  $0.00
                  ----------------------
                (   $ -                 , per $1,000 original principal amount of the Notes)
                  ----------------------

(iv)    Payments made under the Cap Agreement on such date:                Not Applicable
                                                                           -------------------------------
                ( $0.00                 with respect to the Certificates,
                  ----------------------
                ( $0.00                 with respect to the Notes,
                  ----------------------
                ( $0.00                 outstanding amount owed to Cap Provider.
                  ----------------------

(v)     Pool Balance at end of related Collection Period:             $911,291,259.00
                                                                      --------------------------

(vi)    After giving effect to distributions on this Distribution Date:
        (a)  (1)  Outstanding principal amount of Class A-1 Notes:         $257,147,022.08
                                                                           --------------------------
             (2)  Class A-1 Note Pool Factor:                 0.91838222
                                                       --------------------
        (b)  (1)  Outstanding principal amount of Class A-2 Notes:         $625,000,000.00
                                                                           --------------------------
             (2)  Class A-2 Note Pool Factor:                 1.00000000
                                                       --------------------
        (c)  (1)  Outstanding principal amount of Class M Notes:           $30,000,000.00
                                                                           --------------------------
             (2)  Class M Note Pool Factor:                   1.00000000
                                                       --------------------
        (d)  (1)  Outstanding principal amount of Certificates:            $65,000,000.00
                                                                           --------------------------
             (2)  Certificate Pool Factor:                    1.00000000
                                                       --------------------

(vii)   Certificate Interest Rate:
        (a)  In general
             (1)  Three-Month Libor was
                  5.5087500%       for the period from the Closing Date to but excluding 11/26/99 and
                  -----------------
                  6.1012500%       for the period from and including 11/26/99 to but excluding 02/25/2000 and
                  -----------------
             (2)  The Student Loan Rate was:           Not Applicable      (1)
                                                       --------------------
        (b)  Certificate Interest Rate:                6.7730574%     (Based on 3-Month LIBOR)
                                                       ---------------

     (1)This Calculation not required unless Three-Month LIBOR for such Interest Period is 100 basis points greater than Three-Month LIBOR of the preceding Determination Date.

                                                                                                                             Page 2

(viii)       Amount of Master Servicing Fee for  related Collection Period:          $1,834,579.68
                                                                                     ---------------------
                   $ 0.000028224        , per $1,000 original principal amount of the Certificates.
                  ----------------------

(ix)         Amount of Administration Fee for related Collection Period:             $3,000.00
                                                                                     ---------------------
                   $ 0.046153846        , per $1,000 original principal amount of the Certificates.
                  ----------------------

(x)     (a)  Aggregate amount of Realized Losses (if any) for the related Collection Period:         $680,220.67
                                                                                                     ---------------
        (b)  Delinquent Contracts                             # Disb.     %                $ Amount                %
             30-60 Days Delinquent                        4,387        7.98%           $ 39,702,447              9.31%
             61-90 Days Delinquent                        1,020        1.85%           $  9,319,248              2.18%
             91-120 Days Delinquent                         305        0.55%           $  2,528,373              0.59%
             More than 120 Days Delinquent                  437        0.79%           $  3,706,003              0.87%
             Claims Filed Awaiting Payment                   29        0.05%           $    383,149              0.09%
                                                       ----------     ----------     ---------------------     ----------
                TOTAL                                     6,178       11.23%           $ 55,639,220             13.04%

(xi)    Amount in the Reserve Account:            $17,500,000.00
                                                  --------------------

(xii)   Amount in the Prefunding Account:         $48,186,492.59
                                                  --------------------

(xiii)  Amount remaining in the Subsequent Pool Pre-Funding Subaccount not used to acquire
             Subsequent Pool Student Loans:            0.00
                                                       ----------